Exhibit 10.9

NEWTON EXECUTIVE PARK

NEWTON, MASSACHUSETTS

OFFICE BUILDING LEASE

Tenant: Allena Pharmaceuticals, Inc. and Alcresta, Inc.

Landlord: Newton Executive Park Limited Partnership

TABLE OF CONTENTS

1.0	REFERENCE DATA	1

2.0	DESCRIPTION OF PREMISES	3
	2.1 Premises	3
	2.2 Appurtenant Rights	3
	2.3 Reservations	3

3.0	TERM OF LEASE	3
	3.1 Term	3

4.0	TAKING OCCUPANCY	3
	4.1 Occupancy As Is	3
	4.2 Delivery of Possession	3

5.0	USE OF PREMISES	4
	5.1 Permitted Use	4
	5.2 Prohibited Uses	4
	5.3 Licenses and Permits	5

6.0	RENT	5
	6.1 Annual Base Rent	5
	6.2 Security Deposit	5
	6.3 Taxes	6
	6.4 Taxes and Operating Expenses	6
	6.5 Annual Electricity Charge	8
	6.6 Late Payment Charge	8
	6.7 Books and Records	8

7.0	UTILITIES AND LANDLORD’S SERVICES	9
	7.1 Electricity	9
	7.2 Water and Sewer Charges	9
	7.3 Heat and Air Conditioning	10
	7.4 Additional Heat and Air Conditioning Services	10
	7.5 Elevator Service	10
	7.6 Cleaning	10
	7.7 Repairs and Other Services	10
	7.8 Interruption or Curtailment of Services	10

8.0	MAINTENANCE OF AND IMPROVEMENTS TO PREMISES	11
	8.1 Changes or Alterations by Landlord	11
	8.2 Alterations and Improvements by Tenant	11
	8.3 Tenant’s Contractors - Mechanics’ and Other Liens - Standard of Tenant’s Performance - Compliance with Laws	11
	8.4 Fixtures, Equipment and Improvements - Removal by Tenant	12
	8.5 Repairs by Tenant	12
	8.6 Locks	12
	8.7 Tenant’s Improvements and Condition of Premises at Termination	12

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9.0	INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION	13
	9.1 Insurance	13
	9.2 Additional Insureds	14
	9.3 Certificates of Insurance	14
	9.4 Tenant’s Compliance	14
	9.5 Indemnification	14
	9.6 Property of Tenant	15
	9.7 Landlord’s Liability	15
	9.8 Waiver of Subrogation	15

10.0	ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.	16

11.0	MISCELLANEOUS COVENANTS	20
	11.1 Rules and Regulations	20
	11.2 Nuisance	20
	11.3 Access to Premises	20
	11.4 Accidents to Sanitary and other Systems	21
	11.5 Signs, Blinds and Drapes	21
	11.6 Estoppel Certificate	21
	11.7 Requirements of Law - Fines and Penalties	21
	11.8 Floor Loading	22
	11.9 Tenant’s Access	22
	11.10 Survival	22

12.0	PARKING	22

13.0	CASUALTY	22

14.0	CONDEMNATION - EMINENT DOMAIN	23

15.0	DEFAULT	24
	15.1 Conditions of Limitation - Re-entry - Termination	24
	15.2 Damages - Termination	25
	15.3 Fees and Expenses	26
	15.4 Landlord’s Remedies Not Exclusive	26
	15.5 Grace Period	26

16.0	ABANDONED PROPERTY	27

17.0	SUBORDINATION	27

18.0	QUIET ENJOYMENT	27

19.0	ENTIRE AGREEMENT - WAIVER - SURRENDER	27
	19.1 Entire Agreement	27
	19.2 Waiver by Landlord	27
	19.3 Surrender	28

20.0	INABILITY TO PERFORM - EXCULPATORY CLAUSE	28

21.0	LANDLORD’S CONSENT	28

22.0	RIGHT TO RELOCATE	28

23.0	BILLS AND NOTICES	29

24.0	HOLDOVER	29

25.0	NO OPTION	30

26.0	PARTIES BOUND - SEIZIN OF TITLE	30

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27.0	MISCELLANEOUS	30
	27.1 Separability	30
	27.2 Independent Covenants	30
	27.3 Captions	31
	27.4 Landlord or Tenant	31
	27.5 Broker	31
	27.6 Governing Law	31
	27.7 Assignment of Lease and/or Rents	31
	27.8 Notice of Lease	31
	27.9 Early Termination	31

EXHIBITS

A – Lease Plan

B – Cleaning Services

C – Rules and Regulations

D – Work Letter

E – Building Standard Construction Items

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LEASE AGREEMENT

THIS LEASE made this August 29, 2011 between Newton Executive Park Limited Partnership, a Massachusetts limited partnership with offices at One Gateway Center in Newton, Massachusetts (“Landlord”), and Allena Pharmaceuticals, Inc., a Delaware corporation, with offices located in Newton, Massachusetts and Alcresta, Inc., a Delaware corporation, with offices located Newton, Massachusetts (jointly and severally the “Tenant”).

In consideration of the rents and the covenants to be paid and performed by the Tenant and upon the terms and conditions of this Lease, the Landlord hereby leases to Tenant and Tenant hires from Landlord a portion of the Building (as “Building is defined below) and as shown on the plan attached hereto as Exhibit A and made a part hereof (hereinafter referred to as the “Premises”).

1.0	REFERENCE DATA

Each reference in this Lease to any term defined in this Article shall be deemed and construed to incorporate the data stated following that term in this Article.

Additional Rent:	Sums or other charges payable by Tenant to Landlord under this Lease, other than Annual Base Rent.
Annual Base Rent:

Period:	Annual Base Rent:	Monthly Installment of Annual Base Rent:
December 1, 2011 through February 28, 2013	$145,320.00	$12,110.00
March 1, 2013 through February 28, 2014	$187,704.96	$15,642.08
March 1, 2014 through February 28, 2015	$193,760.04	$16,146.67
March 1, 2015 through February 28, 2016	$199,815.00	$16,651.25
March 1, 2016 through May 31, 2017	$205,869.96	$17,155.83

Annual Electricity Charge:
Period:	Annual Electricity Charge:	Monthly Installment of Electricity Charge:
December 1, 2011 through May 31, 2017	$9,990.72	$832.56

Broker:	Colliers International

Building:	Landlord’s building which is the building containing the Premises and which building is on the Property and known One Newton Executive Park.

Business Day:	All days except Saturdays, Sundays and days defined as “legal holidays”.

Land:	The parcel(s) of land on which the Building and other buildings (if any) owned by the Landlord are situated.

Lease Year:	A twelve (12) month period beginning on the Term Commencement Date or an anniversary thereof.

Landlord’s Address:	c/o J. F. White Properties One Gateway Center Newton, MA 02458

Mortgage:	A mortgage, deed of trust, trust indenture, or other security instrument of record creating an interest in or affecting title to the Property or any part thereof, and any renewal, modification, consolidation or extension of any such instrument.

Mortgagee:	The holder of any Mortgage.

Parking Areas:	Those areas on the Property designated by Landlord to be used for parking automobiles.

Parking Spaces:	20 Spaces in the Parking Areas.

Premises:	Approximately 6,055 square feet of rentable area (the calculation of “rentable” area includes an allocation of the Building’s common areas) on the second floor of the Building, and as more fully described in the Article of this Lease entitled “DESCRIPTION OF PREMISES”.

Property:	The Building and the Land and any improvements on the Land including, without limitation, the Building and other buildings (as of the Term Commencement Date, collectively known as “Newton Executive Park”) owned by the Landlord.

Rent:	Annual Base Rent and Additional Rent.

Security Deposit:	$53,965.00

Tax and Operating Expense Base:	The Taxes and Operating Expenses for the Building for the Landlord’s fiscal year ending December 31, 2012

Tenant’s Address:	Until the Term Commencement Date, 177 BALDPATE HILL RD NEWTON MA 02459, and thereafter the Premises.

Tenant’s Proportionate Share of Taxes and Operating Expenses:	13.52%

Term Commencement Date:	December 1, 2011

Term Expiration Date:	May 31,2017

Term:	A period of time commencing on the Term Commencement Date and ending on the Term Expiration Date.

Use of the Premises:	General Office.

2.0	DESCRIPTION OF PREMISES

2.1	Premises. The premises leased by Tenant under this Lease shall be the Premises (as the same may from time to time be constituted after changes therein, additions thereto and eliminations therefrom pursuant to rights of Landlord hereinafter reserved).

2.2	Appurtenant Rights. Tenant shall have, as appurtenant to the Premises, rights to use in common with others those common roadways, walkways, elevators, hallways and stairways necessary for access to the Premises or generally available to other tenants of the Building; provided, however, that such rights shall be subject to such rules and regulations as may be made by Landlord from time to time as provided for in Section 11.1 of this Lease, “Rules and Regulations.”.

2.3	Reservations. All the perimeter walls of the Premises except the inner surfaces thereof, any balconies, terraces or roofs adjacent to the Premises, and any spaces in or adjacent to the Premises used for serving other portions of the Building or other portions of the Property exclusively or in common with the Premises, including without limitation (where applicable) shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building or Property facilities, and the use thereof, as well as the right of access through the Premises for the purpose of operation, maintenance, decoration and repair, are expressly reserved to Landlord.

3.0	TERM OF LEASE

3.1	Term. The term of this Lease shall be for the Term (or until such Term shall sooner cease or expire) commencing on the Term Commencement Date and ending on the Term Expiration Date.

4.0	TAKING OCCUPANCY

4.1	Occupancy As Is. Tenant shall accept occupancy of the Premises “as is”, and any work necessary to prepare the Premises for occupancy by Tenant shall be performed by Tenant in compliance with the terms and provisions of this Lease at Tenant’s own expense ; provided, however, prior to the Term Commencement Date, Landlord shall, using building standard means, methods and materials,

* correct the first office against the left-hand demising wall as required to make it a three window enclosed office,

* restore missing building elements, i.e. ceilings, lights and column enclosures,

* repaint the walls of the Premises,

* replace the carpet and vinyl base in the Premises. The foregoing work to be performed by Landlord prior to the Term Commencement Date shall be deemed “Landlord’s Work”.

4.2	Delivery of Possession. If Landlord is delayed in Landlord’s ability to deliver possession of all or any portion of the Premises to Tenant as otherwise required herein whether because of strikes, labor difficulties, difficulties in obtaining materials, fire, governmental regulations, or any other circumstances beyond Landlord’s reasonable control (including, without limitation, the failure of existing tenants to vacate), then such delay shall not constitute a breach or default on the part of the Landlord under this Lease or give rise to any claims of damage or expenses of any kind against the Landlord by Tenant, either direct or consequential; provided that if Landlord is unable to deliver possession of the entire Premises or if Landlord has not completed Landlord’s Work by the Term Commencement Date, then Tenant’s sole and exclusive remedy at law and in equity shall be that the Term Commencement Date, the Term Expiration Date and schedule of Annual Base Rent and Annual Electricity Charge shall be adjusted to reflect any such delay.

Notwithstanding anything to the contrary herein provided, Landlord shall notify Tenant when Landlord’s Work has advanced sufficiently to permit Tenant to install Tenant’s equipment and furnishings, or to perform other work to be done by Tenant. It is understood that upon such notification, the Tenant may occupy the Premises prior to the Term Commencement Date for the purposes of preparing the Premises for Tenant’s occupancy on all of the terms and conditions of the Lease except the obligation to pay Rent, provided that such occupancy by Tenant shall not interfere with Landlord’s performance of Landlord’s obligations under this Lease. However, if Tenant commences use of any portion of the Premises for business purposes prior to the Term Commencement Date, then Tenant shall pay Rent from such prior date. It is further understood and agreed that during this period, at the request of the Landlord, in each instance, Tenant shall, at Tenant’s sole expense, relocate any of Tenant’s goods and equipment as may be required by Landlord to complete Landlord’s Work.

5.0	USE OF PREMISES

5.1	Permitted Use. Tenant shall occupy and use the Premises for the permitted Use of the Premises and for no other purpose. Service and utility areas (whether or not a part of the Premises) shall be used only for the particular purpose for which they are designated.

5.2	Prohibited Uses. Tenant shall not use, permit the use of, permit anything to be done in or on or anything to be brought into or onto or kept in or on the Premises, the Building, the Property or any part of thereof (i) which would violate any covenant, agreement, term, provision or condition of this Lease, (ii) for any unlawful purpose or in any unlawful manner, or (iii) which, in the reasonable judgment of Landlord shall in any way (a) impair or tend to impair the appearance or reputation of the Building or the Property, (b) impair or interfere with or tend to impair or interfere with any of the Building or Property services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the Property or any portion thereof or with the use of the Building or the Property or any portion thereof, or (c) occasion discomfort, inconvenience or annoyance to any other tenant, licensee or other occupant of the Building or the Property or any neighboring property, whether through the transmission of noise or odors or vibrations or otherwise.

Without limiting the generality of the foregoing, Tenant shall not permit any vending machines in the Premises or use or occupy or permit the use or occupation of the Premises or any part of the Premises as or for a restaurant business or for the sale or furnishing free of charge of food, liquors, frozen desserts, ice cream, beverages, or other edible products, for public stenography, or for the conducting of any aspect of banking business; no food shall be prepared or served for consumption on or about the Premises; no intoxicating liquors or alcoholic beverages shall be sold or otherwise permitted in or about the Premises, the Building or elsewhere on the Property; no lottery tickets (even where the sale of such tickets is not illegal) shall be sold and no gambling, betting or wagering shall otherwise be permitted in or about the Premises, the Building or elsewhere on the Property; no loitering shall be permitted in or about the Premises, the Building or elsewhere on the Property; and no loading or unloading of supplies or other material to or from the Premises shall be permitted in the Building or elsewhere on the Property except at times and in locations to be designated by Landlord. Tenant shall not bring or permit to be brought into or keep in or on the Premises, the Building or elsewhere on the Property any oil or any toxic, hazardous, inflammable, combustible or explosive fluids, materials, chemicals or substances, (including without limitation any hazardous substances within the meaning of Chapter 2 IE of the Massachusetts General Laws and any medical waste or any fluid, material, chemical or substance considered to be biologically hazardous) (except in the Premises where’ such are related to Tenant’s use of the Premises, provided that the same are stored and handled in a proper fashion consistent with applicable legal standards), or cause or permit any odors to emanate from or permeate the Premises.

The Premises shall be maintained in a sanitary condition, and kept free of rodents and vermin. Tenant shall suitably store all trash and rubbish in the Premises, the Building or elsewhere on the Property in locations designated by Landlord from time to time. The language of this Section prohibiting the preparation or serving of food for consumption on or about the Premises notwithstanding, but subject to the other terms and conditions of the Lease and subject to the other terms and conditions of this Section entitled “Prohibited Uses.”, (including, without limitation, the prohibition against intoxicating liquors and alcoholic beverages), (i) Tenant’s employees and invitees may prepare, serve and consume food and beverages (a) which are brought into the Premises by such persons for their own consumption, (b) are in the nature of snacks, coffee or soda and provided by the Tenant or (c) are typically prepared, served and consumed in typical first class office space in Newton and Boston, Massachusetts, provided however that such preparation, serving and consumption shall be done in a manner typical to first class office space in Newton and Boston, Massachusetts, and (ii), Tenant may, with Landlord’s prior written consent, install at Tenant’s sole expense, one bottled water dispenser (utilizing water bottles with a capacity of not more than five gallons each and dispensing not more than one bottle at a time without manually removing and replacing the one bottle from which water is dispensed), coffee maker, microwave and refrigerator for use by Tenant. Landlord consents to the installation by Tenant at Tenant’s sole expense, of one bottled water dispenser (as described in the immediately preceding sentence), a coffee maker, a microwave and a refrigerator for use by Tenant.

5.3	Licenses and Permits. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business, Tenant, at Tenant’s expense, shall duly procure and maintain such license or permit and submit the same to inspection by Landlord. Tenant, at Tenant’s expense, shall at all times comply with the terms and conditions of each such license or permit.

6.0	RENT

6.1	Annual Base Rent. Tenant shall pay to Landlord, without any demand, setoff or deduction, at Landlord’s Address, or to such other person or at such other place as Landlord may designate by notice to Tenant, the Annual Base Rent. The Annual Base Rent shall be paid in equal Monthly Installments in advance on or before the first Business Day of each calendar month during the Term of this Lease and shall be apportioned for any fraction of a month in which the Term Commencement Date or the last day of the Term of this Lease may fall. Rent for the first full month of the initial Term for which Rent is due shall be paid by Tenant upon the execution of this Lease. Notwithstanding anything to the contrary contained in this Lease, as an inducement for Tenant to enter into this Lease, Tenant shall be relieved of Tenant’s obligation to pay Annual Base Rent for the first three full months of the Lease Term.

6.2	Security Deposit. It is understood that upon the execution of this Lease, Tenant shall have deposited the sum of the Security Deposit as security for the faithful performance and observance by Tenant of the terms, conditions, provisions and covenants of this Lease, it being further understood however, that said deposit is not to be considered prepaid Rent. In the event Tenant defaults in respect to any of the terms, conditions, provisions and covenants of this Lease, including, but not limited to the payment of Rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default with respect to this Lease, including but not limited to any amount for which the Tenant is liable under the Article contained herein entitled “DEFAULT” provided, however, that such Security Deposit shall in no way be construed as liquidated damages for any default or breach of any term, condition, provision and covenant of this Lease, nor shall Landlord be required, because of said deposit, to waive its right under the Article contained herein entitled “DEFAULT” to terminate this Lease in the event of default. In the event Landlord uses, applies or retains any part or all of the Security Deposit and the Lease continues or Tenant’s occupancy continues in the Premises, Tenant shall within ten (10) days after written notice from the Landlord make such further or other deposit of moneys as may be necessary to bring the balance of the deposit to a sum equal to the Security Deposit.

In the event the Tenant shall fully and faithfully comply with all of the terms, conditions, provisions and covenants of this Lease, the Security Deposit made hereby (or what may remain thereof) shall be returned, without interest, to Tenant after the termination of the Lease and upon delivery of possession of the Premises to Landlord.

6.3	Taxes. “Real Estate Taxes” shall mean all taxes, assessments and betterments, levied, assessed or imposed by any governmental authority upon the Property or any portion thereof, or arising from, or imposed on, the ownership or operation of the Property or any portion thereof, or the ownership of the tenant’s interest under any ground lease (if any) and any payment in addition to or in lieu of any of the same required now or in the future.

If for any period of time during the Term, Tenant has paid a Tax and Operating Expense Escalation (as such escalation is defined in the following Section) and Landlord shall receive any refund of any Real Estate Taxes pertaining to such period of time, Landlord shall recalculate such Tax and Operating Expense Escalation after deducting such refund (less Landlord’s expenses incurred in obtaining such refund) from the Operating Expenses. If the recalculated Tax and Operating Expense Escalation is less than the Tax and Operating Expense Escalation calculated prior to such refund, Landlord shall credit such difference toward future Tax and Operating Expense Escalations or refund it to the Tenant at the Landlord’s discretion. Landlord shall have no obligation to seek any such refund and Tenant shall have no right to seek or to control any abatement, dispute, or other proceeding with any governmental agencies or entities with respect to the real estate taxes as described in this Section.

If during the term of this Lease or any extension thereof, a tax or excise on rents or other tax (excluding income tax), however described, shall be levied or assessed against Landlord by the Commonwealth of Massachusetts or any political subdivision thereof on account of the rental hereunder, such tax or excise on rents or other taxes assessed on the land and buildings of which the Premises form a part shall be deemed to constitute Real Estate Taxes for the purposes of this Section. It is also understood and agreed that the term Real Estate Taxes includes betterments and improvement assessments, provided, however, that the Landlord shall for the purposes of this Section, be deemed to have elected to pay any such assessments over the longest period of time permitted by law (whether or not the Landlord in fact makes such election), and only those installments which are or would be payable with respect to the tax years which are included in the term of this Lease or any extension thereof (with interest which is or would be payable thereon) shall be included in the Real Estate Taxes for said tax years for the purposes hereof.

In the event the taxing authorities shall, during the term of this Lease, or any extension thereof, assess along with Real Estate Taxes, a personal property tax on Tenant’s trade fixtures, leasehold improvements, furnishings, lighting fixtures, heating and cooling equipment, or other equipment in the Premises, the Building or elsewhere on the Property, whether or not such are owned and installed by Landlord, the taxes thus assessed shall be paid by Tenant within ten (10) days of notice by Landlord of the amount due.

6.4

Taxes and Operating Expenses. Tenant shall pay to Landlord as Additional Rent “Tenant’s Proportionate Share of Taxes and Operating Expenses” of all costs and expenses in excess of the Tax and Operating Expense Base incurred by Landlord in the management, operation and maintenance of the Property or any portion thereof, including, without limiting the generality of the foregoing, all such costs and expenses in connection with (1) insurance, license fees, janitorial service, landscaping and snow removal, (2) wages, salaries, management fees, employee benefits, payroll taxes, office expenses, administrative and auditing expenses, and equipment and materials for the operation, management and maintenance of the Property, (3) capital expenditures (amortized, with interest, on such reasonable basis as Landlord shall determine) made by Landlord for the purpose of reducing other operating expenses or complying with any governmental requirement either first enacted or first effective as to the Property after the Term Commencement Date, (4) water and sewer charges, (5) the furnishing of heat, air conditioning, electricity, utilities, and any other services, (6) the operation and servicing of any computer system installed to regulate Building equipment or other equipment serving the Property, (7) the furnishing of repairs and services referred to in the Article contained herein entitled “UTILITIES AND LANDLORD’S SERVICES” and (8) Real Estate Taxes (the foregoing being collectively referred to as “Operating Expenses”). Tenant’s Proportionate Share of Taxes and Operating Expenses in excess of the Tax and Operating

Expense Base may be referred to in this Lease as the “Tax and Operating Expense Escalation”.

Any Operating Expense incurred with respect to more than one of the buildings on the Property shall be allocated to each of such buildings on the basis of the rentable square feet of such buildings. Any Operating Expense that is incurred with respect to the entire Property, Land or Parking Areas shall be allocated to each building on the Property on the basis of the rentable square feet in the buildings on the Property.

If, during a portion of a fiscal year for which Operating Expenses are being computed pursuant to this Section, less than the entire rentable area of the Building is occupied or Landlord is not supplying all occupants with the same services being supplied hereunder, such costs and expenses shall be reasonably extrapolated in order to take into account the costs and expenses which would have been incurred had the entire rentable area of the Building been occupied and had such services been supplied to all occupants.

As soon as Tenant’s Proportionate Share of Taxes and Operating Expenses with respect to a fiscal year can be determined, Landlord shall notify Tenant of the same and the same will become payable to Landlord within ten (10) days following such notification, subject to proration with respect to any portion of a fiscal year in which the Term of this Lease begins or ends.

Tenant shall, if, as and when demanded by Landlord and with each monthly installment of Annual Base Rent, make Operating Fund Payments to Landlord. “Operating Fund Payments” refer to such payments as Landlord shall determine to be sufficient to provide in the aggregate a fund adequate to pay, when they become due and payable, all payments required from Tenant under this Section. In the event that Operating Fund Payments are so demanded, and if the aggregate of said Operating Fund Payments is not adequate to pay Tenant’s Proportionate Share of Taxes and Operating Expenses, Tenant shall pay to Landlord the amount by which such aggregate is less than the amount of said share, such payment to be due and payable at the time set forth above. Any surplus Operating Fund Payments shall be accounted for to Tenant after such surplus has been determined, and may be credited by Landlord against future Operating Fund Payments or refunded to Tenant at Landlord’s option.

Notwithstanding anything to the contrary in this Section 6.4, “Taxes and Operating Expenses.”, Operating Expenses shall not include any of the following, except as otherwise specifically provided for above in item (3) above in the first paragraph of this Section 6.4, “Operating Expenses”:

(a) Costs incurred for the repair of damage to the Building to the extent that Landlord is reimbursed by insurance proceeds; or

(b) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for other tenants in the building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for other tenants or occupants of the Building; or

(c) Depreciation and amortization, except as provided in this Section 6.4, “Operating Expenses.”, and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation and amortization would otherwise have been included in the charge for such third parties services, all as determined in accordance with generally accepted accounting principles, consistently applied; or

(d) Leasing commissions, attorneys’ fees, and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building; or

(e) Interest, principal, points and fees on debts or amortization on any mortgage or mortgages on any other debt instrument encumbering the Building or the ground leasehold; or

(f) Costs incurred by Landlord with respect to goods and services (including utilities sold and supplied to tenants and occupants of the Building) to the extent that Landlord receives reimbursement for such costs directly from or on behalf of the persons receiving such goods or services; or

(g) Overhead and profit increment paid to Landlord’s subsidiaries or affiliates for services, supplies or materials, to the extent that the costs of such services, supplies or materials exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate; or

(h) Costs incurred to repair or restore the Premises, the Building or other portion of the Property, which costs are due to Landlord’s failure to maintain commercially reasonable insurance limits; or

(i) Costs incurred as a result of Landlord’s negligence or willful misconduct; or

(j) Costs which are considered capital improvements and replacements under generally accepted accounting principles, consistently applied, except as specifically provided elsewhere under this Lease.

6.5	Annual Electricity Charge. Tenant shall pay to Landlord as Additional Rent and without any setoff or deduction at Landlord’s Address or to such other person or at such other place as Landlord may designate by notice to Tenant, the Annual Electricity Charge. The Annual Electricity Charge shall be paid in equal Electricity Charge Monthly Installments in advance on or before the first Business Day of each calendar month during the Term of this Lease and shall be apportioned for any fraction of a month in which the Term Commencement Date or the last day of the Term of this Lease may fall. The Electricity Charge Monthly Installment for the first full month of the initial Term for which Rent is due shall be paid by Tenant upon the execution of this Lease.

6.6	Late Payment Charge. If any installment of Rent or Additional Rent or any other sum due from Tenant shall not be received by Landlord on the date such installment or sum is due, Landlord reserves the right to assess, and Tenant then shall pay, a late payment charge equal to two and one half percent (2.5%) of the total amount that is in arrears and a further late payment charge equal to two and one half percent (2.5%) of the amount then outstanding may be assessed for each additional thirty (30) day period (or any fraction thereof) that such amount remains unpaid. Acceptance of such late payment charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of Landlord’s other rights and remedies granted by this Lease.

6.7	Books and Records. Within 15 days of any request by Landlord made not more frequently than once in any 12 consecutive month period, Tenant shall furnish to Landlord a balance sheet as of the last day of the most recently completed fiscal quarter or such more recent fiscal period for which a balance sheet is reasonably available and a similarly current statement of Tenant’s income and expenses for the twelve months preceding the date of the aforementioned balance sheet, both of which shall be prepared in reasonable detail in accordance with generally accepted accounting principles and certified as being true and correct by an officer or principal of Tenant. In addition to the foregoing, within 15 days of any request by Landlord, Tenant shall provide such other financial or business plan related information as Landlord shall reasonably request, including without limitation, information related to the capitalization of Tenant’s business. Landlord shall make reasonable efforts to maintain the confidentiality of such information, except to the extent disclosure of such information is required to enforce Landlord’s rights under or related to this Lease or is ordered by a court of competent jurisdiction or such information is otherwise available to the public.

7.0	UTILITIES AND LANDLORD’S SERVICES

7.1	Electricity. Landlord shall furnish electricity to the Premises for lighting and other general office purposes. If Tenant requires electricity elsewhere in the Building or on the Property, then such electricity shall be furnished in all respects at Tenant’s sole cost and expense. Tenant’s use of electrical energy in the Premises, the Building and elsewhere on the Property shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises or Tenant’s electrical energy needs elsewhere in the Building or on the Property (as the case may be). In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the electrical services for the Building or the Property, Tenant shall give notice to Landlord and obtain Landlord’s prior written consent whenever Tenant shall connect to the Building’s or the Property’s electrical distribution system any fixtures, appliances or equipment other than lamps, typewriters, personal computers and similar small machines. Any additional feeders or risers to supply Tenant’s electrical requirements in addition to those originally installed and all other equipment proper and necessary in connection with such feeders or risers, shall be installed by Landlord upon Tenant’s request, at the sole cost and expense of Tenant, provided that such additional feeders and risers are permissible under applicable laws and insurance regulations and the installation of such feeders or risers will not cause permanent damage or injury to the Building or any other portion of the Property or cause or create a dangerous condition or unreasonably interfere with other tenants of the Building or the Property. Tenant agrees that it will not make any alteration or material addition to the electrical equipment in the Premises, the Building or elsewhere on the Property without the prior written consent of Landlord in each instance first obtained. Tenant, at Tenant’s expense, shall purchase, install and replace all light bulbs or tubes used in the Premises or used exclusively by the Tenant in the Building or elsewhere on the Property, except that the Landlord shall furnish the light bulbs and tubes and labor for the initial installation of light bulbs and tubes in the Premises. Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may incur if the quantity, character, or supply of electrical energy is changed or is no longer available or suitable for Tenant’s requirements.

Landlord, at any time, at its option and upon not less than sixty (60) days prior notice to Tenant, may discontinue furnishing electric current to the Premises or for Tenant’s exclusive use elsewhere in the Building or on the Property; and in either such case Tenant shall contract with the public service company supplying electric current for the purchase by Tenant of electric current directly from such company. In such event, Landlord shall (i) permit its risers, conduits and feeder, to the extent available, suitable and safely capable, to be used to enable Tenant so to purchase electric current, (ii) without cost to Tenant, make such alterations and additions to the electrical equipment and/or appliances in the Building or elsewhere on the Property as may be required for such direct purchase, and (iii) at the Landlord’s expense, shall furnish and install any necessary metering equipment, which Tenant shall thereafter maintain and repair at its expense. In the event the Landlord shall exercise such option, Tenant shall no longer be required to pay the Annual Electricity Charge.

7.2	Water and Sewer Charges. Landlord shall furnish water for ordinary cleaning, toilet, lavatory and drinking purposes, provided, however, that Tenant shall maintain and replace if necessary any water heating, plumbing and plumbing related equipment exclusively serving the Premises (if any) or exclusively serving the Tenant elsewhere in the Building or on the Property (if any) and any electricity, gas or other source of energy consumed by such water heating or plumbing related equipment shall be reimbursed to Landlord.

If Tenant requires, uses or consumes water for any purpose other than for such purpose, Landlord may (i) assess a reasonable charge for the additional water so used or consumed by Tenant or (ii) install a water meter and thereby measure Tenant’s water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installing any equipment required in connection therewith, and Tenant shall keep said meter and installation equipment in good working order and repair, and shall pay for water consumed, as shown on said meter, together with the sewer charge based on said meter charges, as and when bills are rendered. On default in making such payment Landlord may pay such charges and collect the same from Tenant, along with any additional costs related to such collection.

7.3	Heat and Air Conditioning. Landlord shall furnish to and distribute in the Premises heat and air conditioning as normal seasonal changes may require on Business Days from 8:00 a.m. to 6:00 p.m. when reasonably required for the comfortable occupancy of the Premises by Tenant. Tenant agrees to lower and close the blinds or drapes when necessary because of the sun’s position whenever the air conditioning system is in operation, and to cooperate fully with Landlord with regard to, and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of, the heating and air conditioning system. The air conditioning system shall be capable of providing 80 degrees Fahrenheit dry bulb and 50% relative humidity with outside conditions of 95 degrees Fahrenheit dry bulb and 75 degrees Fahrenheit wet bulb, provided Tenant acknowledges that the air conditioning system servicing the Building is designed to provide cooling based upon an occupancy of not more than one person per one hundred (100) square feet of floor area, and upon a combined lighting and standard electrical load not to exceed 4.0 watts per square foot. In the event Tenant exceeds such condition or introduces into the Premises equipment which overloads such system, or in any other way causes such system not to adequately perform its proper functions, supplementary systems may at Landlord’s option be provided by Landlord at Tenant’s expense.

7.4	Additional Heat and Air Conditioning Services. Landlord shall, upon reasonable advance written notice from Tenant of its requirements in that regard, furnish additional heat or air conditioning services to the Premises on days and at times other than as provided in this Article. Tenant will pay to Landlord a reasonable charge for such additional heat or air conditioning services required by Tenant.

7.5	Elevator Service. Landlord shall provide passenger elevator service to the Premises on Business Days from 8:00 a.m. to 6:00 p.m. and on a reduced basis at all other times. Upon 48 hours advance notice by Tenant to Landlord, freight elevator service shall be available in common with other tenants on Business Days from 9:00 a.m. to 4:00 p.m. at reasonable charge.

7.6	Cleaning. Landlord shall furnish cleaning services to the Premises and the common areas of the Building appurtenant to the Premises substantially in accordance with the specifications attached hereto as Exhibit B and made a part hereof.

7.7	Repairs and Other Services. Except as otherwise provided in the Articles entitled “CASUALTY” and “CONDEMNATION - EMINENT DOMAIN”, and subject to Tenant’s obligations in the Article contained herein entitled “MAINTENANCE OF AND IMPROVEMENTS TO PREMISES” and elsewhere in this Lease, Landlord shall (a) keep and maintain the roof, exterior walls and windows, structural floor slabs and columns of the Building in as good condition and repair as they are in on the Term Commencement Date, reasonable use and wear excepted, (b) keep and maintain in workable condition the Building’s sanitary, electrical, heating, air conditioning and other systems, (c) keep all walkways on the Property clean and remove all snow and ice therefrom and (d) provide grounds maintenance to all landscaped areas.

7.8

Interruption or Curtailment of Services. Landlord reserves the right to interrupt, curtail, stop or suspend the furnishing of services and the operation of any Building or Property system, when necessary by reason of accident or emergency, or of repairs, alterations, replacements or improvements in the reasonable judgment of Landlord desirable or necessary to be made, or of difficulty or inability in securing supplies or labor, or of strikes, or of any other cause beyond the reasonable control of Landlord, whether such other cause be similar or dissimilar to those herein above specifically mentioned, until said cause has been removed. Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of service or system, except that Landlord shall exercise reasonable diligence to eliminate the cause of same. Landlord agrees to provide reasonable notice prior to interrupting, curtailing, stopping or suspending the furnishing of services and the operation of any Building systems for the purpose of making elective alterations, replacements or improvements. Except when made necessary by an act or omission of Tenant, or Tenant’s employees, agents, contractors or invitees, or except when made necessary by reason of accident, emergency, difficulty or inability in securing supplies of labor, strikes, or of any other cause beyond the reasonable control of Landlord, if the Premises are rendered unusable for Use of the Premises solely because the Landlord interrupts, curtails, stops or suspends the furnishing of services or the operation of any building system to make alterations, replacements or improvements and such interruption, curtailment, stoppage or suspension and the related inability to use the Premises for the Use of the Premises continues for more than 20 consecutive Business Days, the Annual Base Rent shall abate thereafter until the Premises are usable for the Use of the Premises.

8.0	MAINTENANCE OF AND IMPROVEMENTS TO PREMISES

8.1	Changes or Alterations by Landlord. Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building or elsewhere on the Property and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, and stairways thereof, as it may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building or other portions of the Property,’ provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use and enjoyment of the Premises by Tenant, except that Landlord shall not be obligated to employ labor at so-called “overtime” or other premium pay rates. Nothing contained in this Article shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making or causing to be made any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Landlord reserves the right to from time to time change the address of the Building or the Property. Neither this Lease nor any use by Tenant shall give Tenant any right or easement or the use of any door or any passage or any concourse connecting with any other building or to any public convenience, and the use of such doors, passages and concourses and of such conveniences may be regulated or discontinued at any time and from time to time by Landlord without notice to Tenant and without affecting the obligations of Tenant hereunder or incurring any liability to Tenant therefor.

8.2	Alterations and Improvements by Tenant. Tenant shall make no alterations, decorations, installations, removals, additions or improvements in or to the Premises, the Building or elsewhere on the Property, nor permit any holes to be drilled or made in or on the Premises, the Building or elsewhere on the Property except in each instance in such place and manner and by contractors or mechanics all as shall first have been approved in writing by Landlord. No such installations or other work shall be undertaken or begun by Tenant until Landlord has approved written plans and specifications therefor; and no amendments or additions to such plans and specifications shall be made without prior written consent of Landlord. Any such alteration, decoration, installation, removal, addition and improvement shall be done at the sole expense of Tenant and at such times and in such manner as Landlord may designate. If Tenant shall make any alterations, decorations, installations, removals, additions or improvements, then Landlord may elect to require Tenant, at the Tenant’s expense, at the expiration of this Lease, to restore the Premises, the Building and the Property (as the case may be) to substantially the same condition as existed at the Term Commencement Date.

8.3	Tenant’s Contractors – Mechanics’ and Other Liens – Standard of Tenant’s Performance - Compliance with Laws. Whenever Tenant shall make any alteration, decoration, installation, removal, addition or improvement or do any other work in or to the Premises, the Building or’ elsewhere on the Property, Tenant will strictly observe the following covenants and agreements:

(a) In no event shall any material or equipment be incorporated in or added to the Premises, the Building or any other portion of the Property in connection with any such alteration, decoration, installation, addition or improvement which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement. Any notice of contract or mechanic’s or materialmen’s lien filed against the Premises, the Building, the Property or any portion thereof for work claimed to have been done for, or materials claimed to have been furnished to Tenant shall be removed or discharged by Tenant within ten (10) days thereafter, at the expense of Tenant, by filing the bond required by law or otherwise. If Tenant fails so to remove or discharge any lien, Landlord may do so at Tenant’s expense and Tenant shall reimburse Landlord for any expenses or costs incurred by Landlord in so doing within fifteen (15) days after rendition of a bill therefor.

(b) All installations or work done by Tenant under this or any other Article of this Lease shall be at its own expense (unless expressly otherwise provided) and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) orders, rules and regulations of any insurance rating bureau if and as applicable; and (iii) plans and specifications prepared by and at the expense of Tenant and approved by Landlord prior to the commencement of any work.

(c) Tenant shall procure all necessary permits before undertaking any work in the Premises, the Building or elsewhere on the Property; do all such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements, and defend, save harmless, exonerate and indemnify Landlord from all injury, loss or damage to any person or property occasioned by or growing out of such work.

8.4	Fixtures, Equipment and Improvements – Removal by Tenant. All fixtures, equipment, improvements and appurtenances attached to or built into the Premises (or the Building or elsewhere on the Property with respect to Tenant’s tenancy) prior to or during the Term, or any extension thereof, whether by Landlord, at its expense or at the expense of Tenant, or by Tenant shall be and remain part of the Premises and shall not be removed by Tenant at the end of the Term unless Landlord, in its sole discretion, shall request Tenant to remove any of such fixtures, equipment, improvements and appurtenances in which event Tenant shall remove such at Tenant’s expense. Where not built into the Premises, and if furnished and installed by and at the sole expense of Tenant, all removable furniture, trade fixtures and business equipment shall not be deemed to be included in such fixtures, equipment, improvements and appurtenances and may be, and upon the request of Landlord shall be, removed by Tenant, at Tenant’s expense, upon the condition that such removal shall not materially damage the Premises, the Building, the Property or any portion thereof and that the cost of repairing any damages to the Premises, the Building, the Property or any portion thereof (as the case may be) arising from such removal shall be paid by Tenant, provided, however, that any of such items toward which Landlord shall have granted any allowance or credit to Tenant shall be deemed not to have been furnished and installed in the Premises by or at the sole expense of Tenant.

8.5	Repairs by Tenant. Tenant shall keep or cause to be kept the Premises in such repair, order and condition as the same are in on the Term Commencement Date or such better condition as the Premises may be put in during the Term hereof, reasonable wear excepted, but in no less than good condition and repair (provided, however, that this sentence shall not be deemed to obligate Tenant to make alterations to or improvements of conditions existing in the Premises as of the Term Commencement Date). Without limiting the generality of the foregoing, Tenant shall keep all interior windows and other interior glass whole and in good condition, and shall replace the same whenever broken with glass of the same quality. With respect to casualty and condemnation, Article 13.0, “CASUALTY” and Article 14.0, “CONDEMNATION -EMINENT DOMAIN” shall govern respectively.

8.6	Locks. Tenant agrees that it will not change, alter or replace the locks provided to the Premises or common access doors, nor will it add locks to same, without the written permission of Landlord. Tenant agrees that all repairs necessary to such locks (except such locks which are used in common with other tenants of the Building or the Property) will be at Tenant’s sole expense.

8.7	Tenant’s Improvements and Condition of Premises at Termination. Upon the termination of this Lease and any extension thereof, by its own terms or otherwise, Tenant will remove its goods and effects and those of all persons claiming under the Tenant from the Premises, the Building and all other portions of the Property and will peaceably yield up to the Landlord the Premises and all alterations, erections, additions and improvements pursuant to the Section entitled “Fixtures, Equipment and Improvements - Removal by Tenant.”, in good repair, order, and condition in all respects, reasonable use and wear (which for the purposes of this paragraph shall not be deemed to include holes in floors or walls or special wiring caused by the installation of Tenant’s fixtures or equipment) excepted. It is further agreed and understood that at the termination of this Lease or any extension thereof, Tenant shall have restored the Premises and any portion of the Building and the Property (as the case may be) used exclusively by the Tenant to good repair, order and condition in all respects, including but not limited to repair of all floor surfaces damaged by the removal of partitions, machinery and equipment, and shall restore all floor areas to a good condition and repair, using materials to provide a consistent floor surface, satisfactory to Landlord; and shall have cleaned and removed accumulations of dirt and particles, oils, greases, and discolorations from all surfaces resulting from Tenant’s processes and shall leave the Premises and any portion of the Building or the Property (as the case may be) used exclusively by the Tenant broom clean.

9.0	INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION

9.1	Insurance. Tenant shall procure, keep in force and pay for insurance covering all claims and demands for injury to or death of persons or damage to property arising out of or related to Tenant’s occupancy of the Premises. Insurance shall not be in amounts less than the following:

COMMERCIAL GENERAL LIABILITY

$1,000,000	combined single limit per occurrence, Coverage A

$1,000,000	personal and advertising injury liability, Coverage B

$1,000,000	products/completed operations liability aggregate

$5,000	medical payments

$50,000	fire damage legal liability

$2,000,000	general aggregate, applying per location, per project OR $4,000,000 general aggregate

The general liability insurance is to be written on the 2001 Insurance Services Office form or its equivalent.

UMBRELLA LIABILITY

$2,000,000	each occurrence

$2,000,000	aggregate

WORKERS’ COMPENSATION

Coverage A Workers’ Compensation – Statutory

Coverage B Employer’s Liability –	$500,000 bodily injury by accident, each accident $500,000 bodily injury by disease, each employee $500,000 bodily injury by disease, policy aggregate

AUTOMOBILE LIABILITY

$1,000,000 Combined single limit, each accident applying to all owned, hired and nonowned automobiles

GLASS COVERAGE

Covering interior glass windows in the Premises, if any, in such reasonable amounts as may be established from time to time by Landlord.

CONTENTS AND LEASEHOLD IMPROVEMENTS COVERAGE

Adequately insuring all property situated in the Premises, the Building or elsewhere on the Property and belonging to or removable by Tenant along with any leasehold improvements made by Tenant.

BUSINESS INTERRUPTION COVERAGE

Insurance shall not be less than such higher amounts as are customarily carried by responsible tenants of comparable premises in the Greater Boston area and as may be required by Landlord from time to time.

9.2	Additional Insureds. The Tenant shall add the Landlord and such other entities or individuals having an insurable interest in the Property as the Landlord may, from time to time, direct as Additional Insureds on a primary basis on Tenant’s Commercial General Liability, Umbrella Liability and Automobile Liability policies.

With respect to glass, contents and leasehold improvement and business interruption coverages, the Landlord shall be named as an Additional Insured and Loss Payee As Their Interest May Appear.

9.3	Certificates of Insurance. All insurance required under the Lease shall be effected with insurers authorized to do business in the Commonwealth of Massachusetts under valid and enforceable policies. Such insurance shall provide that it shall not be canceled without at least thirty (30) days prior written notice to Landlord and each insured named therein. On or before the first day of the term of this Lease and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, certificates of such policies issued by such insurers, together with evidence satisfactory to Landlord of the payment of all premiums for such policies, shall be delivered by Tenant to Landlord, or to any additional insureds, entities or individuals as the Landlord may from time to time direct.

9.4	Tenant’s Compliance. Tenant covenants and agrees that during said term and for such further time as Tenant shall hold the Premises or any part thereof, Tenant will comply with all requirements of the Insurance Services Offices of Massachusetts and/or the Factory Mutual Engineering Association (or any similar bodies succeeding to their respective powers) and any local Board of Fire Underwriters; will not make or allow any use or occupation of the Premises, the Building or any other portion of the Property that may make any insurance on the Building or any other portion of the Property, or the contents thereof, void or voidable; and that in the event that Tenant does or permits anything to be done in the Premises, the Building or elsewhere on the Property (including, without limiting the generality of the foregoing, anything which in any way affects the sprinkler system) which: (a) is classified as a “common hazard” or “special hazard” by said Insurance Services Offices of Massachusetts (or its successor); (b) causes an aftercharge or (c) otherwise increases insurance rates and premium charges over those which would apply but for the doing of such thing, including, but without limiting the generality thereof, increases resulting from the refusal of the Factory Mutual Engineering Association (or any similar body succeeding to its business) to continue coverage of the Building, the Property or any portion thereof; then the Tenant will promptly pay to Landlord on demand all increased premium charges caused by the same for any and all of the following insurance:

insurance on the Building, the Property or any portion thereof against damage by fire, with extended coverage, demolition, sprinkler leakage and vandalism and malicious mischief endorsements; Landlord’s rental insurance; use and occupancy insurance carried by any tenant of any portion of the Building or the Property; insurance on the contents of Landlord and all other tenants of the Building, the Property or any portion thereof against damage by fire (with extended coverage, sprinkler leakage and vandalism and malicious mischief endorsements) or water.

9.5

Indemnification. To the fullest extent permitted by law (and not limited by the amounts of any insurance coverage required of Tenant under this Lease), the Tenant agrees to defend, indemnify and hold harmless the Landlord (which term shall include, without limitation any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, disclosed or undisclosed, of Landlord or any managing agent) and such other entities or individuals as the Landlord may, from time to time, direct as additional insureds on Tenant’s general liability, umbrella liability, automobile, glass, contents and leasehold improvements and business interruption coverage policies, from and against any and all claims, liabilities, penalties, damages or expenses (including without limitation reasonable attorneys’ fees) asserted against or incurred by them:

(a) on account of or based upon any injury to person, or loss of or damage to property sustained or occurring on the Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever (other than Landlord or its agents, contractors or employees);

(b) on account of or based upon any injury to person or loss of or damage to property, sustained or occurring elsewhere (other than on the Premises) in or about the Building or elsewhere on the Property (and, in particular, without limiting the generality of the foregoing on or about the elevators, stairways, public corridors, sidewalks, roof, or other, appurtenances and facilities used in connection with the Premises, the Building or other portions of the Property) arising out of the use or occupancy of the Premises, the Building or other portions of the Property by Tenant, or any person claiming by, through or under Tenant, and caused by any person other than the Landlord or its agents, contractors, or employees; and

(c) on account of or based upon (including moneys due on account of) any work or thing whatsoever done (other than by Landlord or its contractors, or agents or employees of either) in the Premises, the Building or elsewhere on the Property during the Term of this Lease and during the period of time, if any, prior to the Term Commencement Date or after the Term Expiration Date or earlier date on which the Lease is terminated when Tenant may have been given access to the Premises, the Building or any other portion of the Property;

and, in case any action or proceeding be brought against Landlord by reason of any of the foregoing, Tenant, upon notice from Landlord, shall, at Tenant’s expense, resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord, it being agreed that such counsel as may act for insurance underwriters of Tenant engaged in such defense shall be deemed satisfactory.

9.6	Property of Tenant. In addition to and not in limitation of the foregoing, and subject only to provisions of applicable law, Tenant covenants and agrees that all merchandise, furniture, fixtures and property of every kind, nature and description which may be in or upon the Premises, the Building or elsewhere on the Property, shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed for any cause or reason whatsoever other than the gross negligence or willful misconduct of Landlord, no part of said damage or loss shall be charged to, or borne by Landlord.

9.7	Landlord’s Liability. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain, ice or snow or leaks from any part of the Building or any other portion of the Property or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or caused by any other cause of whatever nature, unless caused by or due to the negligence of Landlord, its agents, contractors or employees; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or elsewhere on the Property or caused by operations in construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises, the Building or elsewhere on the Property. All of the limitations on Landlord’s liability set forth in this Lease shall be subject to applicable law provided that, in any event, Tenant agrees to pursue and exhaust all claims under its insurance and other remedies prior to seeking reimbursement from Landlord (and to waive such claims against Landlord to the extent Tenant obtains reimbursement through its insurance or other remedies).

9.8	Waiver of Subrogation. The parties hereto shall each endeavor to procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance policy covering the

Premises, the Building or any other portion of the Property and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery, and having obtained such clauses and/or endorsements of waiver of subrogation or consent to a waiver of right of recovery each party hereby agrees that it will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other perils covered by such fire and extended coverage insurance; provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by the terms and provisions of the waiver of subrogation clauses and/or endorsements or clauses and/or endorsements consenting to a waiver of right of recovery and shall be coextensive therewith.

10.0	ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.

Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred (whether voluntarily or by operation of law), and that neither the Premises, the Building, the Property nor any part thereof, will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or permitted to be used or occupied, or utilized for any reason whatsoever, by anyone other than Tenant, or for any use or purpose other than Use of the Premises as stated in the Article contained herein entitled “REFERENCE DATA”, or be sublet, or offered or advertised for subletting, without the prior written consent of Landlord in every case.

Landlord agrees not to unreasonably withhold, delay or condition its consent provided that

(a) the Lease is in full force and effect,

(b) Tenant is not and has not at any time during the Term been in default under the Lease beyond any applicable notice and cure period and no condition known to Tenant or Landlord exists which with the passage of time or the giving of notice would constitute a material default under the Lease,

(c) the financial worth of the proposed assignee or subtenant is satisfactory to Landlord provided that Landlord shall not deny consent based on the financial worth of the proposed assignee or subtenant provided that such party has a net worth equal to or greater than the greater of (x) the net worth of Tenant upon the date of this Lease or (y) the net worth of Tenant immediately prior to the transfer (as determined in accordance with generally accepted accounting principles), and

(d) any assignee or subtenant of the entire Premises shall assume, by written recordable instrument, in form and content satisfactory to Landlord, the due performance of ail Tenant’s obligations under this Lease, including any accrued obligations at the time of the assignment or subletting of the entire Premises or, in the case where a subtenant subleases a portion of the Premises, such subtenant acknowledges that the sublease is subject and subordinate to this Lease.

For purposes hereof, the transfer of a controlling interest in the corporation or other entity constituting Tenant shall be deemed an assignment of this Lease.

Notwithstanding the foregoing language of this Article to the contrary, provided that

(a) the Lease is in full force and effect,

(b) Tenant is not at the time of the effective date of a Permitted Transfer in default under the Lease beyond any applicable notice and cure period and no condition known to Tenant or Landlord exists which with the passage of time or the giving of notice would constitute a material default under the Lease,

(c) the Affiliate (as defined below) shall assume, by written recordable instrument, in reasonable form and content satisfactory to Landlord (the “Assumption Document”), the due performance of all Tenant’s obligations under this Lease, including any accrued obligations at the time of the assignment or subletting,

(d) [INTENTIONALLY OMITTED], and

(e) Tenant provides Landlord with a Notice of Permitted Transfer (as described and in accordance with the provisions below),

Landlord’s consent shall not be required with respect to an assignment of this Lease or subletting of the entire Premises or any portion thereof to an Affiliate for such time as such entity remains an Affiliate. The foregoing shall be deemed a “Permitted Transfer”.

For purposes of this Article, the term “Affiliate” shall be deemed to mean (a) any entity which controls, is controlled by or is under common control with Tenant or (b) any person or entity having a net worth equal to or greater than the greater of (x) the net worth of Tenant upon the date of this Lease or (y) the net worth of Tenant immediately prior to the Permitted Transfer (as determined in accordance with generally accepted accounting principles) and (i) to which a controlling interest in Tenant is transferred (e.g. by transfer of capital stock) or (ii) which acquires all or substantially all of the assets of Tenant (except in the case of bankruptcy) where the business of Tenant will continue to be operated as a going concern substantially the same as prior to such acquisition of such assets or (iii) which succeeds to the entire business of Tenant pursuant to a merger or corporate reorganization or consolidation, but in the instance of clause (a) of this paragraph, only for so long as such entity remains an “Affiliate” and thereafter Landlord’s consent shall be required as otherwise provided above.

For purposes of this Article, the term “Notice of Permitted Transfer” shall be deemed to mean a notice to Landlord at least 10 Business Days in advance of any assignment or subleasing to an Affiliate (subject to any legal restrictions governing the timing of such notice and provided further that if the terms of Tenant’s agreement with the proposed Affiliate prohibit pre-closing disclosure of the terms of the assignment or subleasing, then Tenant promptly shall so notify Landlord in writing that Tenant has confidential information relating to a proposed assignment or subleasing, and so long as Landlord provides to Tenant a letter in commercially reasonable form and content confirming that Landlord shall maintain the confidentiality of the Notice of Permitted Transfer, Tenant shall nonetheless be required to provide the Notice of Permitted Transfer 10 Business Days in advance of the assignment or subleasing), which notice shall contain (1) the name and address of the Affiliate to which the Lease will be assigned or the entire Premises (or any portion thereof) will be sublet, (2) a description satisfactory to Landlord of the relationship between the Affiliate and Tenant, (3) evidence of the Affiliates financial condition in the form of a current balance sheet and income and expense statements (all prepared in accordance with generally accepted accounting principles and certified as true, accurate and complete by an authorized officer of the Affiliate), (4) the effective date of the Permitted Transfer, (5) a copy of either (a) an assignment and assumption agreement wherein the assignee assumes all of Tenant’s obligations under the Lease or (b) a sublease agreement wherein the subtenant acknowledges that the sublease is subject and subordinate to this Lease, (6) a copy of the Assumption Document (if not included as part of 5a or 5b above) and (7) a copy of the guaranty (or the guarantees, as the case may be) if applicable.

In connection with any request by Tenant for such consent, Tenant shall submit to Landlord, in writing, a statement containing the name of the proposed assignee, subtenant or other third party, such information as to its financial responsibility and standing as Landlord may require, all of the terms and provisions upon which the proposed transaction is to take place and such other information as Landlord may require. In addition, along with Tenant’s written request for consent, Tenant shall deliver to Landlord a non-refundable assignment/sublease review fee of $1,500 which shall be applied against assignment/sublease costs (if any) which are to be reimbursed by Tenant to Landlord as provided below in this Article 10.0, “ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.”.

The “Assignment/Sublease Consideration” shall be the consideration (including, without limitation, all forms of rent and additional rent) payable by the assignee or subtenant on account of an assignment of the Lease or sublease of all or a portion of the Premises. For the purposes of this calculation, the Assignment/Sublease Consideration shall be deemed to not include so called “pass-through” charges or charges that will be passed through to an assignee or sub-tenant. The following are examples (without limitation) of typical “pass-through” charges: Tenant’s proportionate share of costs and expenses in excess of the Operating Expense Base, sub-metered electricity (if any), parking fees (if any), off-hour heat and air conditioning related fees and the like.

The “Lease rent” shall be the Annual Base Rent and Additional Rent pursuant to the Lease, prorated on a per diem basis and allocated on a per square foot basis to the portion of the Premises subject to an assignment or sublease. For the purposes of this calculation, “Additional Rent” shall be deemed to exclude the Assignment/Sublease Excess Rent as defined below and any pass-through charges not included in the Assignment/Sublease Consideration pursuant to the immediately preceding paragraph.

“Tenant’s Assignment/Sublease Costs” shall be deemed to include the actual out-of-pocket expenses paid by Tenant to third parties in connection with the assignment of the Lease or sublease of all or a portion of the Premises for (a) brokerage commissions and (b) construction of certain improvements in the Premises (or construction “allowances” applicable for such improvements if and to the extent such improvements are actually approved by Landlord in advance, completed and paid for all in accordance with the terms of this Lease). For the purpose of calculating Tenant’s Assignment/Sublease Costs, such improvements in the Premises shall be deemed to specifically include only changes in the locations of walls and doors (and plumbing, electrical, HVAC, fire protection and ceiling changes related to such changes in the locations of walls and doors) and shall specifically not include changes in telecommunications or data wiring or related equipment or any other changes. For purposes of the calculation hereunder, Tenant’s Assignment/Sublease Costs shall be amortized over the term of the Assignment or Sublease, as the case may be, and applied on a monthly basis to the determination of Assignment/Sublease Excess Rent (as set forth below)

Except in the case of a Permitted Transfer, if the Assignment/Sublease Consideration exceeds the Lease rent plus Tenant’s Assignment/Sublease Costs, Tenant shall pay to Landlord 100% of such excess (the “Assignment/Sublease Excess Rent”). The Assignment/Sublease Excess Rent shall be paid to Landlord as Additional Rent in equal monthly installments during the balance of the Term with respect to an assignment and over the sublease term with respect to a sublease, and shall be payable on the first day of each month beginning with the first full month during which the assignment or sublease is effective.

Notwithstanding the foregoing provisions of this Article (except in the case of a Permitted Transfer): (1) in the event Tenant proposes to assign this Lease or enter into a sublease such that all or substantially all of the Premises will have been sublet, Landlord, at Landlord’s option, may give to Tenant, within thirty (30) days after the submission by Tenant to Landlord of the statement required to be submitted in connection therewith, a notice terminating this Lease on the date (referred to as the “Earlier Termination Date”) immediately prior to the effective date of the proposed assignment or the proposed commencement date of the term of the proposed subletting, as set forth in such statement, and, in the event such notice is given, this Lease and the Term shall come to an end and expire on the Earlier Termination Date with the same effect as if it were the date originally fixed herein for the end of the Term of this Lease, and the Rent shall be apportioned as of said Earlier Termination Date and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant; or (2) in the event Tenant proposes to sublet any portion of the Premises, Landlord, at Landlord’s option, may give to Tenant, within thirty (30) days after the submission by Tenant to Landlord of the statement required to be submitted in connection with such proposed subletting, a notice electing to eliminate such portion of the Premises (said portion is referred to as the “Eliminated Space”) from the Premises during the period (referred to as the “Elimination Period”) commencing on the date (referred to as the “Elimination Date”) immediately prior to the proposed commencement date of the term of the proposed subletting, as set forth in such statement, and ending on a date specified by Landlord, which date shall be on or after the proposed expiration date of the term of the proposed subletting, as set forth in such statement, and in the event such notice is given (i) the Eliminated Space shall be eliminated from the Premises during the Elimination Period; (ii) Tenant shall surrender the Eliminated Space to Landlord on or prior to the Elimination Date in the same manner as if said Date were the date originally fixed in this Lease for the end of the Term of this Lease; (iii) if the Eliminated Space shall constitute less than an entire floor, Landlord, at Landlord’s expense, shall have the right to make any alterations and installations in the Premises required, in Landlord’s judgment, reasonably exercised, to make the Eliminated Space a self-contained rental unit with access through corridors to the elevators and core toilets serving the Eliminated Space, and if the Premises shall contain any core toilets or any corridors (including any corridors proposed to be constructed by Landlord pursuant to this subdivision (iii) providing access from the Eliminated Space to the core area), Landlord and any tenant or other occupant of the Eliminated Space shall have the right to use such toilets and corridors in common with Tenant and any other permitted occupants of the Premises, and the right to install signs and directional indicators in or about such corridors indicating the name and location of such tenant or other occupant; (iv) during the Elimination Period, the Annual Base Rent shall be reduced in the proportion which the area of the Eliminated Space bears to the total area of the Premises immediately prior to the Elimination Date (including an equitable portion of the area of any corridors referred to in subdivision (iii) of this sentence as part of the area of the Eliminated Space for the purpose of computing such reduction), and any prepaid Rent for any period after the Elimination Date allocable to the Eliminated Space shall be refunded by Landlord to Tenant; (v) there shall be an equitable apportionment of any Additional Rent payable pursuant to the Article contained herein entitled “RENT” for the relevant fiscal and calendar years in which said Elimination Date shall occur; and (vi) if the Elimination Period shall end prior to the date fixed in this Lease for the end of the Term of this Lease, the Eliminated Space, in its then existing condition, shall be deemed restored to and once again a part of the Premises subject to the provisions of this Lease as if said elimination had not occurred during the period (referred to as the “Restoration Period”) commencing on the date next following the expiration of the Elimination Period and ending on the date originally fixed in this Lease for the end of the Term of this Lease, except in the event that Landlord is unable to give Tenant possession of the Eliminated Space at the expiration of the Elimination Period by reason of the holding over or retention of possession of any tenant or other occupant, in which event (x) the Restoration Period shall not commence, and the Eliminated Space shall not be deemed restored to or a part of the Premises, until the date upon which Landlord shall give Tenant possession of such Space free of occupancies, (y) neither the date fixed in this Lease for the end of the Term of the Lease, nor the validity of this Lease shall be affected, and (z) Tenant waives any right to recover any damages which may result from the failure of Landlord to deliver possession of the Eliminated Space at the end of the Elimination Period. At the request of Landlord, Tenant shall execute and deliver an instrument or instruments, in form satisfactory to Landlord, setting forth any modifications to this Lease contemplated in or resulting from the operation of the foregoing provisions of this Article; however, neither Landlord’s failure to request any such instrument nor Tenant’s failure to execute or deliver any such instrument shall vitiate the effect of the foregoing provisions of this Article. The failure by Landlord to exercise its option under this Article with respect to any assignment or subletting shall not be deemed a waiver of such option with respect to any extension of such sublease or any subsequent assignment or subletting.

Tenant shall reimburse Landlord promptly, as Additional Rent, for Landlord’s reasonable legal, professional, administrative, managerial and all other expenses (which expenses may include, without limitation, hourly fees for administrative and management personnel and an allocation for overhead and profit) related to any request by Tenant for any consent required under the provisions of this Article.

The listing of any name other than that of Tenant, whether at any door of the Premises or in or on any Building or Property directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises or be deemed to be the written consent of Landlord mentioned in this Article, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may at any time and from time to time, collect Rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the Rent and other charges herein reserved, but no such assignment or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or subletting or occupancy shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting or occupancy.

Notwithstanding any consent by Landlord, no assignment or subletting of the Premises by Tenant shall relieve the assigning or subleasing Tenant from Tenant’s obligation to pay Rent to Landlord or from Tenant’s obligation to observe or perform any and all of the terms, provisions, covenants and conditions of this Lease. The intent of the preceding sentence is that the assigning or subleasing Tenant remains primarily liable in addition to the liability of the assignee or subtenant as the case may be.

11.0	MISCELLANEOUS COVENANTS

11.1	Rules and Regulations. Tenant and Tenant’s servants, employees, agents, visitors and licensees will faithfully observe such Rules and Regulations as are attached hereto as Exhibit C and made a part hereof or as Landlord hereafter at any time or from time to time may make and which in the reasonable judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Building or other portions of the Property, or the preservation of good order therein, or the operation or maintenance of the Building or other portions of the Property, or the equipment thereof, or the comfort of tenants or others in the Building or other portions of the Property, provided, however, that in the case of any conflict between the provisions of this Lease and any such Rules and Regulations, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors, invitees or licensees.

11.2	Nuisance. Tenant shall not permit any nuisance or use or practice on or about the Premises, the Building or elsewhere on the Property which is in violation of the Landlord’s rules and regulations or any municipal ordinance, law, rule or regulation or any State or Federal laws or which unreasonably interferes with or is an unreasonable annoyance to the peaceful possession or proper use of the premises of other tenants or occupants; the determination of such interference or annoyance to be at the sole discretion of the Landlord.

11.3

Access to Premises. Tenant shall: (i) permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the Premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof; (ii) permit the Landlord and any Mortgagee to have free and unrestricted access to and to enter upon the Premises at all reasonable hours for the purposes of inspecting equipment (including, without limitation, sanitary, electrical, heating, air conditioning or other systems) or making repairs, replacements or improvements in or to the Premises, the Building or elsewhere on the Property or complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements to take upon or through, or to keep and store within, the Premises all necessary materials, tools and equipment); and (iii)’ permit Landlord, at reasonable times upon reasonable notice (which such notice need not be in writing or given in accordance with Article 23.0 of this Lease), to show the Premises during ordinary business hours to any Mortgagee, prospective purchaser of any interest of Landlord in the Building, the Property or any portion thereof, prospective Mortgagee, or prospective assignee of any Mortgage, and during the period of twelve months next preceding the Term Expiration Date to any person contemplating the leasing of the Premises or any part thereof. If during the last month of the Term, Tenant shall have removed substantially all of Tenant’s property from the Premises, Landlord may immediately enter and alter, renovate and redecorate the Premises, without elimination or abatement of Rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this Lease. If Tenant shall not be personally present to open and permit any entry into the Premises at any time when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord’s agents must nevertheless be able to gain such entry by contacting a responsible representative of Tenant, whose name, address and telephone number shall be furnished by Tenant. Landlord shall exercise its rights of access to the Premises permitted under any of the terms and provisions of this Lease in such manner as to minimize, to the extent practicable, interference with Tenant’s use and occupation of the Premises. If an excavation shall be made or authorized by the Landlord to be made upon the Property, Tenant shall afford, to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the Building, the Property or any portion thereof from injury or damage and to support the same by proper foundations without any claim for damage or indemnity against Landlord, or diminution or abatement of Rent.

11.4	Accidents to Sanitary and other Systems. Upon becoming aware of same, Tenant shall give to Landlord prompt notice of any fire or accident in the Premises, the Building or elsewhere on the Property and of any damage to, or defective condition in, any part or appurtenance of the Building’s or the Property’s sanitary, electrical, heating and air conditioning or other systems located in, or passing through, the Premises.

11.5	Signs, Blinds and Drapes. Tenant shall not place any signs on the exterior of the Building or elsewhere on the Property or on or in any window, public corridor or door visible from the exterior of the Premises. No drapes or blinds may be put on or in any window nor may any drapes or blinds be removed by Tenant.

11.6	Estoppel Certificate. Tenant shall at any time and from time to time upon not less than ten (10) Business Days’ prior notice by Landlord or by a Mortgagee to Tenant, execute, acknowledge and deliver to the party making such request a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which Rent has been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of any interest in the Building, the Property or any portion thereof, any Mortgagee or prospective Mortgagee, any tenant or prospective tenant thereof, any prospective assignee of any Mortgage, or any other party designated by Landlord. The form of any such estoppel certificate requested by a Mortgagee shall be satisfactory to such Mortgagee.

11.7

Requirements of Law—Fines and Penalties. Tenant at its sole expense shall comply with all laws, rules, orders and regulations of federal, state, county and local governments (including without limitation, the Americans with Disabilities Act, Public Law 101-336, 42 U.S.C. §§12101 et seq., as amended; the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Responsibility Act of 1980, codified in scattered sections of 26 U.S.C, 33 U.S.C, 42 U.S.C. and 42 U.S.C. §9602 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. §2061 et seq., as amended; the Massachusetts Oil and Hazardous Materials Release Prevention and Response Act, M.G.L. C.21E, as amended; and the Massachusetts Hazardous Waste Management Act, M.G.L. C.21C, as amended) and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to and arising out of Tenant’s use or occupancy of the Premises, the Building or any other portion of the Property. If Tenant receives notice of any violation of law, ordinance, order or regulation applicable to the Premises, the Building or any other portion of the Property, it shall give prompt notice thereof to Landlord.

11.8	Floor Loading. Tenant shall not place a load upon any floor of the Premises, the Building or other portion of the Property exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all equipment and fixtures, including computers and safes, which shall be placed so as to distribute weight and which shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s judgment to absorb and prevent vibration, noise and annoyance.

11.9	Tenant’s Access. Subject to such reasonable rules and regulations as Landlord may impose from time to time, and causes beyond Landlord’s reasonable control, Tenant shall have the right, during the Term of the Lease, to have access to the Premises, twenty-four hours per day, seven days per week. Any rules, regulations, mechanisms or procedures of Landlord with respect to controlling or regulating access to the Premises, the Building or other portions of the Property shall not be interpreted as imposing any duty on the Landlord to provide security for the Premises, the Building or any portion of the Property or any person in the Premises, the Building or elsewhere on the Property.

11.10	Survival. Any and all liability for payments under this Lease, and any and all liability for obligations (including, without limitation, indemnification provisions) relating to the period prior to the expiration of the Term or earlier termination of this Lease and/or for obligations that by their nature arise thereafter, shall survive such expiration or earlier termination.

12.0	PARKING

Tenant shall have the right to use in the Parking Areas the number of parking spaces shown in the Article 1.0 of this Lease entitled “REFERENCE DATA:”, under the defined term “Parking Spaces:”. Tenant’s use of the Parking Areas shall be on an unreserved, non-exclusive basis and solely by Tenant’s employees and visitors. Landlord shall not be liable to Tenant and this Lease shall not be affected if any parking rights of Tenant hereunder are impaired by any law, ordinance or other governmental regulation imposed after the date of the execution of this Lease.

Landlord reserves the right to grant to any other tenant, person or entity the exclusive right to use specific parking spaces and certain Parking Areas which are or may at some future time be within controlled systems established by Landlord for the use by certain tenants. Landlord reserves the right to from time to time make changes in Parking Areas and to from time to time implement or change procedures or systems as Landlord determines necessary to monitor and/or control the use of Parking Areas.

Tenant agrees to abide by all rules, regulations and procedures established by Landlord for the use of Parking Areas as such may be changed from time to time. Landlord shall have the right to tow vehicles that are in violation of any rule or regulation established by Landlord.

13.0	CASUALTY

In the event of loss of, or damage to, the Premises, the Building or the Property or any portion thereof by fire or other casualty, the rights and obligations of the parties hereto shall be as follows:

(a) If the Premises, or any part thereof, shall be damaged by fire or other casualty, Tenant shall give prompt notice thereof to Landlord, and Landlord, upon receiving such notice, shall proceed promptly and with due diligence, subject to unavoidable delays and the terms of this Article 13.0, to repair, or cause to be repaired, such damage; provided that Landlord shall not be required (i) to repair any Tenant improvements except to the extent such improvements were in the Premises as of the Term Commencement Date or in accordance with the applicable provisions of this Lease Landlord’s consent was obtained by Tenant with respect to such improvements and (ii) to expend in excess of the net insurance proceeds obtained by Landlord and made available to Landlord for such repairs less all costs and expenses including adjuster’s and attorney’s fees of obtaining such insurance proceeds. In addition, Landlord’s obligations shall be subject to the rights of Mortgagees, applicable laws, including, without limitation, zoning laws and building codes then in existence, and insurance regulations. If the Premises or any part thereof shall be rendered untenantable by reason of such damage, Annual Base Rent shall proportionately abate for the period from the date of such damage to the date when such damage shall have been repaired.

(b) If, as a result of fire or other casualty, the whole or a substantial portion of the Building or the Property is rendered untenantable, Landlord, within ninety (90) days from the date of such fire or casualty, may terminate this Lease by notice to Tenant, specifying a date not less than twenty (20) nor more than forty (40) days after the giving of such notice on which the Term of this Lease shall terminate. If Landlord does not so elect to terminate this Lease, then Landlord shall proceed with diligence to repair the damage to the Premises and all facilities serving the same, if any, which shall have occurred, and the Annual Base Rent shall meanwhile proportionately abate, all as provided in Paragraph (a) of this Article. However, if such damage is not repaired and the Premises restored to substantially the same condition as they were prior to such damage within six (6) months from the date of such damage, Tenant within thirty (30) days from the expiration of such six (6) month period or from the expiration of any extension thereof by reason of unavoidable delays as hereinafter provided, may terminate this Lease by notice to Landlord, specifying a date not more than sixty (60) days after the giving of such notice on which the Term of this Lease shall terminate. The period within which the required repairs may be accomplished shall be extended by the number of days, not to exceed one hundred eighty (180) days, lost as a result of unavoidable delays, which term shall be defined to include all delays referred to in the Article contained herein entitled “INABILITY TO PERFORM—EXCULPATORY CLAUSE”.

(c) Landlord shall not be required to repair or replace any of Tenant’s business machinery, equipment, cabinet work, furniture, personal property or other installations, and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of the Premises, the Building, the Property or any portion thereof.

(d) The provisions of this Article shall be considered an express agreement governing any instance of damage or destruction of the Premises, the Building or any portion thereof by fire or other casualty, and any law now or hereafter in force providing for such a contingency in the absence of express agreement shall have no application.

(e) In the event of any termination of this Lease pursuant to this Article, the Term of this Lease shall expire as of the effective termination date as fully and completely as if such date were the date originally fixed herein for the end of the Term of this Lease. Tenant shall have access to the Premises for a period of thirty (30) days after the date of termination in order to remove Tenant’s personal property.

(f) Landlord’s Architect’s certificate, given in good faith, shall be deemed conclusive of the statements therein contained and binding upon Tenant with respect to the performance and completion of any repair or restoration work undertaken by Landlord pursuant to this Article or the Article contained herein entitled “CONDEMNATION—EMINENT DOMAIN”.

14.0	CONDEMNATION—EMINENT DOMAIN

In the event that the Building, the Property or any portion thereof shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, or (by virtue of any such taking, appropriation or condemnation) shall suffer any damage (direct, indirect or consequential) for which Landlord or Tenant shall be entitled to compensation, then (and in any such event) this Lease and the term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by the Landlord to Tenant within sixty (60) days following the date on which Landlord shall have received notice of such taking, appropriation or condemnation. In the event that the entire Premises or a portion of the Premises or the access to the Premises shall be so taken, appropriated or condemned such that Tenant shall be precluded from effectively utilizing the Premises, then (and in any such event) this Lease and the Term hereof may be terminated at the election of Tenant by a notice in writing of its election so to terminate which shall be given by Tenant to Landlord within sixty (60) days following the date on which Tenant shall have received notice of such taking, appropriation or condemnation.

Upon the giving of any such notice of termination (either by Landlord or Tenant) this Lease and the Term hereof shall terminate on or retroactively as of the date on which Tenant shall be required to vacate any part of the Premises or shall be deprived of a substantial part of the means of access thereto, provided, however, that Landlord may in Landlord’s notice elect to terminate this Lease and the Term hereof retroactively as of the date on which such taking, appropriation or condemnation became legally effective. In the event of any such termination, this Lease and the Term hereof shall expire as of the effective termination date as fully and completely as if such date were the date originally fixed herein for the end of the Term of this Lease. If neither party (having the right so to do) elects to terminate, Landlord will, with reasonable diligence and at Landlord’s expense, restore the remainder of the Premises, or the remainder of the means of access, as nearly as practical to the same condition as obtained prior to such taking, appropriation or condemnation in which event (i) a just proportion of the Annual Base Rent, according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent injury to the Premises and the means of access thereto, shall be permanently abated, and (ii) a just proportion of the remainder of the Annual Base Rent, according to the nature and extent of the taking, appropriation or condemnation and the resultant injury sustained by the Premises and the means of access thereto, shall be abated until what remains of the Premises and the means of access thereto shall have been restored as fully as may be for permanent use and occupation by Tenant hereunder.

Except for any award specifically reimbursing Tenant for moving or relocation expenses and except for any award specifically made to Tenant for interruption of Tenant’s business, there are expressly reserved to Landlord all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation. In implementation and in confirmation of which Tenant does hereby acknowledge that Landlord shall be entitled to receive and retain all such compensation and damages, grants to Landlord all and whatever rights (if any) Tenant may have to such compensation and damages, and agrees to execute and deliver all and whatever further instruments of assignment as Landlord may from time to time request. In the event of any taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby, and (ii) Tenant shall be entitled to receive for itself any award made for such use, provided, that if any taking is for a period extending beyond the Term of this Lease, such award shall be apportioned between Landlord and Tenant as of the Term Expiration Date.

15.0	DEFAULT

15.1

Conditions of Limitation—Re-entry—Termination. This Lease and the herein term and estate are upon the condition that if (a) Tenant shall neglect or fail to perform or observe any of the Tenant’s covenants herein, including (without limitation) the covenants with regard to the payment when due of Rent; or (b) Tenant shall be involved in financial difficulties as evidenced by an admission in writing by Tenant of Tenant’s inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors; or (c) Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors, or (d) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within sixty (60) days thereafter; or (e) a receiver, sequester, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or a substantial part of Tenant’s property and such appointment shall not be vacated within sixty (60) days; or (f) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganization, arrangements, compositions or other relief from creditors, and, in the case of any such proceeding instituted against it, if Tenant shall fail to have such proceeding dismissed within thirty (30) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding; or (g) any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under the Article of this Lease entitled “ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.”; or (h) Tenant shall abandon all or substantially all of the Premises; then, and in any such event Landlord may, in a manner consistent with applicable law and subject to the provisions of Section 15.5 below, immediately or at any time thereafter declare this Lease terminated by notice to Tenant or, without further demand or notice, enter into and upon the Premises (or any part thereof in the name of the whole), and in either such case (and without prejudice to any remedies which might otherwise be available for arrears of Rent or other charges due hereunder or preceding breach of covenant and without prejudice to Tenant’s liability for damages as hereinafter stated), this Lease shall immediately terminate (“Default Termination”). The words “re-entry” and “re-enter” as used in this Lease are not restricted to their technical legal meaning. As used in items (b), (c), (e) and (d) of this Section, the term “Tenant” shall also be deemed to refer to any guarantor of Tenant’s obligations hereunder.

15.2	Damages—Termination. In the event of a Default Termination, Tenant shall be liable to Landlord and shall pay to Landlord (i) monthly in advance all Rent accruing from the date of a Default Termination through the date scheduled for the Term of this Lease to expire had the Default Termination not occurred plus (ii) all other unpaid Rent and other Tenant obligations accruing prior to the Default Termination, which amounts shall be paid immediately upon Default Termination; provided that at Landlord’s election, exercisable by Landlord at the time of a Default Termination or at any time thereafter (“Landlord’s Acceleration Election”), in addition to all other unpaid Rent and other Tenant obligations accruing prior to Landlord’s Acceleration Election (including, without limitation the amounts set forth in (i) and (ii) above in this paragraph), Tenant shall pay to Landlord as liquidated damages (and not as a penalty) the aggregate amount of Rent accruing or which would accrue during the period starting with the exercise of Landlord’s Acceleration Election and ending with the date scheduled for the expiration of the Term of this Lease had the Default Termination not occurred on an accelerated basis.

In the event of a Default Termination, Landlord may lease the Premises, all or any portion thereof, at any time and from time to time to such other parties and on such terms as Landlord, in Landlord’s sole discretion, may determine. Such re-letting shall not release Tenant from any liability whatsoever except that, if and only to the extent required by applicable law, Landlord shall apply monies collected from any such re-letting to Tenant’s obligations after first deducting Landlord’s expenses incurred to obtain possession of the Premises, remove property belonging to Tenant or persons claiming by through or under Tenant from the Premises (including, without limitation, any warehouse or storage charges), all expenses of every sort incurred by Landlord in conjunction with re-letting the Premises (including, without limitation, brokerage fees, legal and other professional fees and construction and construction management costs) and all administrative and managerial expenses associated with any of the forgoing, which such expenses may include, without limitation, hourly fees for personnel and an allocation for overhead and profit; provided that in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and provided further that, in any suit for the collection of damages pursuant to this subparagraph, Tenant shall in no event’ be entitled to a credit for any net rents from a re-letting except to the extent that such net rents are actually received by Landlord.

Suit or suits for the recovery of damages, or any installments thereof, may be brought by Landlord from time to time at Landlord’s election, and nothing contained herein shall be deemed to require Landlord to postpone any suit until the date scheduled for the expiration of the Term of this Lease had the Default Termination not occurred.

In the case of any event of default by Tenant under this Lease (whether or not such default results in a Default Termination), in addition to all of Tenant’s other obligations under this Lease, Tenant shall be liable to Landlord for and shall pay to Landlord upon demand all expenses, costs and other obligations which Landlord may incur by reason of or related to any such default, including, without limitation, legal, professional, administrative and managerial expenses (which expenses may include, without limitation, hourly fees for personnel and an allocation for overhead and profit).

Nothing in this Section or elsewhere in the Lease shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

Landlord and Tenant each waive their respective rights to a jury trial of any monetary or nonmonetary claim or cause of action based upon or arising out of this Lease, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law or statutory claims. Each party recognizes and agrees that the foregoing mutual waiver constitutes a material inducement for it to enter into this Lease. Each party represents and warrants that it has reviewed this waiver with its respective legal counsel and knowingly and voluntarily waives its jury trial rights following such consultation.

15.3	Fees and Expenses. If Tenant shall default in the performance of any covenant on Tenant’s part to be performed as in this Lease contained, Landlord may immediately, or at any time thereafter, without notice, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or if Landlord is compelled to or does incur any expense, including without limitation reasonable attorneys’ fees, in instituting, prosecuting and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder or any costs incurred in recovering possession of the Premises after the termination of the Lease, Tenant shall on demand pay to Landlord by way of reimbursement the sum or sums so paid by Landlord with all interest, costs and damages.

15.4	Landlord’s Remedies Not Exclusive. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including without limitation the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

15.5	Grace Period. Notwithstanding anything to the contrary in this Article contained, Landlord agrees not to take any action to terminate this Lease (a) for default by Tenant in the payment when due of Rent, if Tenant shall cure such default within ten (10) days after written notice thereof given by Landlord to Tenant, or (b) for default by Tenant in the performance of any other covenant, if Tenant shall cure such default within a period of thirty (30) days after written notice thereof given by Landlord to Tenant (except where the nature of the default is such that remedial action should reasonably and appropriately take place sooner, as indicated in such written notice), or with respect to covenants other than to pay a sum of money within such additional period as may reasonably be required to cure such default if (because of governmental restrictions or any other cause beyond the reasonable control of Tenant) the default is of such a nature that it cannot be cured within such thirty (30)-day period, provided, however, (1) that there shall be no extension of time beyond such thirty (30)-day period for the curing of any such default unless, not more than ten (10) days after the receipt of the notice of default, Tenant in writing (i) shall specify the cause on account of which the default cannot be cured during such period and shall advise Landlord of its intention duly to institute all steps necessary to cure the default and (ii) shall as soon as may be reasonable duly institute and thereafter diligently prosecute to completion all steps necessary to cure such default and, (2) that no notice of the opportunity to cure a default need be given, and no grace period whatsoever shall be allowed to Tenant, if the default is incurable or if the covenant or condition the breach of which gave rise to the default had, by reason of a breach on a prior occasion, been the subject of a notice hereunder to cure such default.

16.0	ABANDONED PROPERTY

Any personal property in which Tenant has an interest which shall remain in the Premises, the Building or elsewhere on the Property after the expiration or termination of the Term of this Lease shall be conclusively deemed to have been abandoned, and may be disposed of in such manner as Landlord may see fit.

17.0	SUBORDINATION

This Lease is subject and subordinate in all respects to any future ground lease, to all mortgages and other matters of record and to mortgages which may hereafter be placed on or affect this Lease, the Building, the Property or any portion thereof or Landlord’s interest or estate therein, and to each advance made or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and substitutions therefor. This Article shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate acknowledging or confirming such subordination that Landlord or any mortgagee or their respective successor in interest may request.

18.0	QUIET ENJOYMENT

Landlord covenants that if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Premises from and against the claims of all persons claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease and to all Mortgages to which this Lease is subject and subordinate.

Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon any demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshall or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing Tenant’s property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, county, state or federal governments.

19.0	ENTIRE AGREEMENT—WAIVER—SURRENDER

19.1	Entire Agreement. This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties relative to the Premises and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations, and statements upon which it relied in executing this Lease are contained herein and that Tenant in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. Nothing herein shall prevent the parties from agreeing to amend this Lease and the Exhibits made a part hereof as long as such amendment shall be in writing and shall be duly signed by both parties.

19.2

Waiver by Landlord. The failure of Landlord to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant or any other tenant, licensee or occupant in the Building or elsewhere on the Property shall not be deemed a waiver of any such Rules and Regulations.

No provisions of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than on account of the stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

19.3	Surrender. No act or thing done by Landlord during the term hereby demised shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Premises.

20.0	INABILITY TO PERFORM—EXCULPATORY CLAUSE

Landlord shall be relieved from performing its obligations under this Lease if Landlord is prevented or delayed from doing so by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord’s reasonable control, including but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency. In each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform.

Tenant shall neither assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Building of which the Premises are a part, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord (which term shall include, without limitation any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, disclosed or undisclosed, of Landlord or any managing agent) ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord’s assets other than the Landlord’s interest in said real estate, as aforesaid. Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord be liable for consequential damages.

Landlord shall not be in default unless a failure to perform an obligation remains uncured for more than thirty (30) days following written notice from Tenant specifying the nature of such default, or such longer period as may be reasonably required to correct such default.

21.0	LANDLORD’S CONSENT

It is understood and agreed that whenever Landlord’s consent or approval is required, either expressed or implied, by any provision of this Lease, the consent or approval may be granted or withheld arbitrarily in Landlord’s sole discretion unless otherwise specifically stated in such provision. Notwithstanding anything to the contrary contained in the Lease, if any provision of the Lease obligates Landlord not to unreasonably withhold its consent or approval, an action for specific performance will be Tenant’s sole right and remedy in any dispute as to whether Landlord has breached such obligation.

22.0	RIGHT TO RELOCATE

Landlord reserves the right to relocate the Premises to space elsewhere in the Building comparable to the Premises with respect to size (which to be comparable must be the same rentable area as the Premises plus or minus 10%), condition, finish, design and functional layout (the “Relocation Space”) by giving Tenant prior written notice (the “Relocation Notice”) of Landlord’s intention to relocate the Premises; provided, however, that, prior to the originally scheduled Term Expiration Date, Landlord shall not exercise such right to relocate more than one (1) time. If within 30 days after the date of the Relocation Notice, Landlord and Tenant have not agreed upon the specific space to which the Premises are to be relocated to and the timing of such relocation, then, at any time until Landlord and Tenant (i) agree upon the specific space to which the Premises are to be relocated and the timing of such relocation and (ii) execute an amendment to this Lease with respect to such agreement, Landlord may terminate this Lease by notice to Tenant. If Landlord elects to terminate this Lease, then this Lease shall terminate on that date which is 30 days after the date of the notice to terminate this Lease given pursuant to the immediately preceding sentence. If Landlord and Tenant do agree upon the space to which the Premises are to be relocated to and the timing of such relocation, then Tenant agrees to execute an amendment to the Lease setting forth such agreement. Landlord agrees to pay the reasonable costs of moving Tenant to such other space (including, without limitation, the reasonable cost to relocate Tenant’s phone and computer systems and the reasonable cost for a moving contractor to pack and unpack Tenant’s personal property to the extent a moving contractor would typically perform such function) and the reasonable cost to replace any letterhead and business cards existing as of the effective date of any relocation if and to the extent such letterhead and business cards are rendered obsolete solely as a result of such relocation. Except as may be mutually agreed to in writing in the form of an amendment to this Lease, the exercise of Landlord’s rights pursuant to this Article shall not in and of itself give rise to any increase or decrease in Rent. If construction in the Relocation Space is required in order to make the Relocation Space comparable to the Premises (as required above in this Article 22.0, “RIGHT TO RELOCATE”), such construction shall be performed by Landlord at Landlord’s expense and shall be Substantially Complete prior to any relocation.

23.0	BILLS AND NOTICES

All bills and statements for reimbursement or other payments or charges due from Tenant to Landlord hereunder shall be due and payable in full thirty (30) days, unless herein otherwise provided, after submission thereof by Landlord to Tenant. Tenant’s failure to make timely payment of any amounts indicated by such bills and statements, whether for work done by Landlord at Tenant’s request, reimbursement provided for by this Lease or for any other sums properly owing by Tenant to Landlord, shall be treated as a default in the payment of Rent, in which event Landlord shall have all rights and remedies provided in this Lease for the nonpayment of Rent.

Any notice by either party to the other party shall be in writing. Any notice from the Landlord to the Tenant related to the Premises or to the occupancy thereof shall be deemed duly served if and when such notice is (i) addressed to the Tenant and left at the Premises or (ii) sent to the Tenant at the Tenant’s Address by registered or certified mail, return receipt requested, postage prepaid or by FedEx, UPS or other nationally known reputable overnight courier service. Any notice from the Tenant to the Landlord related to the Premises or to the occupancy thereof shall be deemed duly served if and when such notice is sent to the Landlord at the Landlord’s Address by registered or certified mail, return receipt requested, postage prepaid or by FedEx, UPS or other nationally known reputable overnight courier service.

The Landlord may change the Landlord’s Address and the Tenant may change the Tenant’s Address by delivering or sending a notice in accordance with the foregoing paragraph to the other party stating the change and setting forth the changed address, provided such changed address is within the United States.

24.0	HOLDOVER

If the Tenant remains in the Premises, the Building or elsewhere on the Property beyond the expiration or earlier termination of the Term of this Lease (the “Holdover Period”) such holding over shall not be deemed to create any tenancy, but the Tenant shall (a) be a tenant-at-sufferance only, (b) during the first 30 days of the Holdover Period pay Rent to Landlord at the times and manner determined by Landlord at a daily rate in an amount equal to 1.75 times the daily rate of the Rent and other sums payable under this Lease as of the last day of the Term of this Lease, (c) after the first 30 days of the Holdover Period, pay Rent to Landlord at the times and manner determined by

Landlord at a daily rate in an amount equal to three times the daily rate of the Rent and other sums payable under this Lease as of the last day of the Term of this Lease and (d) indemnify, defend and hold harmless Landlord from and against any and all damages, liabilities, claims and losses relating to or arising as a result of such holding over.

25.0	NO OPTION

Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer or agreement to lease, or a reservation of, or option for the Premises and this document shall become effective and binding as a lease only upon the execution and delivery hereof by both Landlord and Tenant. If Tenant executes all of the execution copies of this document and returns them to Landlord, such action shall constitute an irrevocable offer by Tenant to enter into this document as a lease, which offer Landlord may accept by executing the same and returning one (1) fully executed copy to Tenant at any time within two (2) weeks after receipt of such execution copies by Landlord. If Landlord does not accept such offer within said two (2) week period, it shall be deemed to have been rejected; and upon rejection (either by lapse of time as aforesaid or by notice from Landlord to Tenant), Landlord will destroy all of said execution copies. If Tenant is a corporation, it agrees that the person executing this Lease for it has full authority to do so, and also to execute any notice, receipt, consent, amendment of the Lease, or any other document pertaining to the Lease or the Premises until such time as Landlord receives notice from Tenant to the contrary.

26.0	PARTIES BOUND—SEIZIN OF TITLE

The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of the Article contained herein entitled “ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.” hereof shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in the Article contained herein entitled “DEFAULT”.

If, in connection with or as a consequence of the sale, transfer or other disposition of the Building, the Property or any portion thereof, Landlord ceases to be the owner of the “landlord’s” interest in the Premises, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder accruing thereafter on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord’s ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord.

27.0	MISCELLANEOUS

27.1	Separability. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby. In the event that any charge under this Lease is interpreted to be the payment of interest, the rate of interest shall be equal to the lesser of the amount stated in the Lease or the maximum amount permitted by law.

27.2	Independent Covenants. The covenant and agreement of Tenant to pay to Landlord Annual Base Rent, Real Estate Taxes, Operating Expenses, Additional Rent or any other payment to Landlord or any covenant or agreement of Tenant to make payments to third parties (such as direct payments to a taxing authority) shall be independent of any covenant in this Lease to be performed by Landlord; and default in Landlord’s performance of any such covenant shall not be a basis for Tenant to cease or reduce payment to Landlord of Annual Base Rent, Real Estate Taxes, Operating Expenses, Additional Rent or any other payment to Landlord, or to cease or reduce payments to third parties, or to terminate this Lease.

27.3	Captions. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof.

27.4	Landlord or Tenant. The words “Landlord” and “Tenant” as used in this Lease may extend to and be applied to several parties whether male or female and to corporations and partnerships, and words importing the singular may include the plural and all obligations of the Tenant as herein defined shall be joint and several. Each of the provisions of this Lease shall bind and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties hereto and it is specifically understood that the Landlord has the right to assign all of its right, title and interest, or any portion thereof, in and to this Lease and any amendments thereto to any other party or entity during the Term of this Lease and any extension thereof and that the Tenant shall execute any and all instruments that may be necessary to acknowledge and assent to such assignment.

27.5	Broker. Each party represents and warrants that it has not directly or indirectly dealt, with respect to the leasing of space in the Building or elsewhere on the Property, with any broker or had its attention called to the Premises or other space to let in the Building or elsewhere on the Property, by any broker other than the Broker (if any) listed in the Article of this Lease entitled “REFERENCE DATA” whose commission shall be the responsibility of Landlord. Each party agrees to exonerate and save harmless and indemnify the other against any claims for a commission by any other broker, person or firm, with whom such party has dealt in connection with the execution and delivery of this Lease or out of negotiations between Landlord and Tenant with respect to the leasing of other space in the Building or elsewhere on the Property.

27.6	Governing Law. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

27.7	Assignment of Lease and/or Rents. With reference to any assignment by Landlord of its interest in this Lease and/or the Rent payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a bank, trust company, insurance company or other institutional lender holding a Mortgage on the Building, the Property or any portion thereof, Landlord and Tenant agree;

(a) that the execution thereof by Landlord and acceptance thereof by such Mortgagee shall never be deemed an assumption by such Mortgagee of any of the obligations of the Landlord hereunder, unless such Mortgagee shall, by written notice sent to the Tenant, specifically otherwise elect; and

(b) that, except as aforesaid, such Mortgagee shall be treated as having assumed the Landlord’s obligations hereunder only upon foreclosure of such Mortgagee’s Mortgage and the taking of possession of the Premises after having given notice of its intention to succeed to the interest of the Landlord under this Lease.

27.8	Notice of Lease. Tenant agrees that it will not record this Lease in any Registry of Deeds or Registry District.

27.9	Early Termination. Provided Tenant is not and has not at any time been in default under the Lease beyond any applicable notice and cure period and no condition exists which with the passage of time or the giving of notice would result in a default under the Lease, at any time prior to the “Early Termination Date” (as defined in this Section 27.9), Tenant may terminate this Lease effective May 31, 2015 (the “Early Termination Date”) by delivering to Landlord on or before September 1, 2014 (i) a notice indicating Tenant’s intent that the Lease terminate on the Early Termination Date and (ii) a payment of 545,715.25 as Additional Rent, which payment shall be in addition to all other Rent accruing up through and including the Early Termination Date. In the event such notice is given and accompanying payment received in a timely manner pursuant to this paragraph and all applicable terms and provisions of the Lease, the Term of the Lease shall expire May 31, 2015 as if May 31, 2015 were the Term Expiration Date defined in the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed under seal, all as of the day and year first above written.

NEWTON EXECUTIVE PARK LIMITED PARTNERSHIP		ALLENA PHARMACEUTICALS, INC.

BY:	COMMONWEALTH DEVELOPMENT LLC,	By:	/s/ Alexey Margolin
	GENERAL PARTNER	Name: Alexey Margolin
Title: CEO , duly authorized

By:	/s/ James Magliozzi	ALCRESTA, INC.
	James A. Magliozzi, Manager	By:	/s/ Alexey Margolin
Name: Alexey Margolin
Title: CEO , duly authorized

EXHIBIT A

LEASE PLAN

Newton Executive Park

Newton, Massachusetts

BUILDING ONE: 6,055 SF SUITE 202

THIS DRAWING IS FOR ILLUSTRATIVE PURPOSES ONLY. DO NOT USE THIS DRAWING FOR CONSTRUCTION OR FURNITURE SPECIFICATION PURPOSES. ACTUAL CONDITIONS MAY HAVE CHANGED SINCE THIS DRAWING

SCALE: 1/16" = 1'0"

www.newtonexecutivepark.com

For more information, please contact:

Colliers International | 160 Federal Street Boston, MA 02110 | Tel: 617-330-8000 | Fax: 617-330-8130 | www.colliers.com/boston

EXHIBIT B

CLEANING SERVICES

LOBBY AND COMMON AREAS

*	Clean and disinfect water fountains

*	Clean directory and signage

*	Clean doors, walls, windows, mullions and metal work

*	Clean hard surface floors

*	Dust horizontal surfaces

*	Empty trash receptacles

*	High dusting (exit signs, light fixtures and air difusers)

*	Vacuum all carpets and mats

LAVATORIES

*	Clean mirrors, walls, rest room supply dispensers and toilet partitions.

*	Clean and disinfect countertops, sinks and toilets

*	Empty trash receptacles

*	High dusting (exit signs, light fixtures and air difusers)

*	Refill rest room supply dispensers # Sweep and wash floors

TENANT AREAS

*	Dry mop tile floors

*	Dust open horizontal surfaces

*	Empty trash receptacles

*	High dusting (exit signs, light fixtures and air difusers)

*	Vacuum all carpets

EXHIBIT C

RULES AND REGULATIONS

1.	The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Property shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the premises demised to any tenant or occupant.

2.	No awnings or other projections shall be attached to the outside walls or windows of the Building without the prior written consent of Landlord. No curtains, blinds, shades, or screens shall be attached or hung in, or used in connection with, any window or door of the premises demised to any tenant or occupant, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens, or other fixtures must be of a quality type, design and color, and attached in a manner, approved by Landlord in writing in advance.

3.	No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the premises demised to any tenant or occupant of the Building without the prior written consent of Landlord. Interior signs on doors and directory tables if any shall be of a size, color and style approved by Landlord in writing and in advance.

4.	The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels, or other articles be placed on any window sills.

5.	No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, vestibules or other parts of the Building.

6.	The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

7.	No tenant or occupant shall mark, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant or occupant. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of the Landlord, and as Landlord may direct. No tenant or occupant shall install any resilient tile or similar floor covering in the premises demised to such tenant or occupant except in a manner approved by Landlord in writing and in advance.

8.	No bicycles, vehicles, dogs (except for seeing eye dogs and similar animals) or other animals, birds or pets of any kind shall be brought into or kept in or about the premises demised to any tenant. Bicycles may be stored in racks, if any, furnished for such purpose by Landlord in a common area of the Property. No cooking shall be done or permitted in the Building by any tenant without the approval of Landlord. No tenant shall cause or permit any unusual or objectionable odors to emanate from the premises demised to such tenant.

9.	Without the prior written consent of Landlord, no space in the Building shall be used for manufacturing, or for the sale of merchandise, goods or property of any kind at auction.

10.	No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Building or neighboring buildings or premises whether by the use of any musical instrument, radio, television set or other audio device, unmusical noise, whistling, singing, or in any other way. Nothing shall be thrown out of any doors or windows.

11.	Each tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, storage areas, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant.

12.	All removals from the Building, or the carrying in or out of the Building or the premises demised to any tenant, of any safes, freight, furniture, or bulky matter of any description must take place at such time and in such manner as Landlord or its agents may determine, from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the Building Rules or the provisions of such tenant’s lease.

13.	No tenant or occupant shall purchase spring water, ice, food, beverage, lighting maintenance, cleaning towels or other like service, from any company or person not approved by Landlord in writing and in advance, which approval shall not be unreasonably withheld.

14.	Landlord shall have the right to prohibit any advertising by any tenant or occupant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon notice from Landlord, such tenant or occupant shall refrain from or discontinue such advertising.

15.	Each tenant, before closing and leaving the premises demised to such tenant at any time, shall see that all entrance doors are locked and windows closed.

16.	Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord’s agents, contractors, and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

17.	No premises shall be used, or permitted to be used, for lodging or sleeping, or for any immoral or illegal purpose.

18.	There shall not be used in the Building, either by any tenant or occupant or by their agents or contractors, in the delivery or receipt of merchandise, freight or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards and such other safeguards as Landlord may require.

19.	Canvassing, soliciting and peddling in the Building are prohibited and each tenant and occupant shall cooperate in seeking their prevention.

20.	If the premises demised to any tenant become infested with vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord in writing and in advance.

21.	No premises shall be used, or permitted to be used, at any time, without the prior written approval of Landlord, as a store for the sale or display of goods, wires or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purpose.

22.	No tenant shall move, or permit to be moved, into or out of the Building or the premises demised to such tenant, any heavy or bulky matter, without the specific approval of Landlord. If any such matter requires special handling, only a person holding a Master Rigger’s license shall be employed to perform such special handling. No tenant shall place, or permit to be placed, on any part of the floor or floors of the premises demised to such tenant, a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of safes and other heavy matter, which must be placed so as to distribute the weight.

23.	The requirements of tenants will be attended to only upon application at the office of the Building. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, any work outside of their regular duties, unless under specific instructions from the office of the managing agent of the Building.

24.	Tenant shall not block access to heating and air conditioning or other equipment or elements of the Building to be maintained by Landlord, whether by the placement of Tenant’s furniture or equipment or otherwise. In the event such heating and air conditioning or other equipment or element of the Building is blocked by the placement of Tenant’s furniture or equipment or otherwise, Tenant, at Tenant’s expense, shall upon request of Landlord immediately move such equipment.

AMENDMENT NUMBER ONE

TO LEASE BETWEEN

NEWTON EXECUTIVE PARK LIMITED PARTNERSHIP

AND

ALLENA PHARMACEUTICALS, INC. AND ALCRESTA, INC.

THIS AMENDMENT made this October 11, 2016, between Newton Executive Park Limited Partnership, a Massachusetts Limited Partnership having offices at One Gateway Center, Newton, Massachusetts (“Landlord”) and Allena Pharmaceuticals, Inc., a Delaware corporation, with offices located in Newton, Massachusetts and Alcresta, Inc., a Delaware corporation, with offices located Newton, Massachusetts (jointly and severally the “Tenant”).

WITNESSETH THAT,

WHEREAS, by Lease dated August 29, 2011, (as may be amended from time to time, the “Lease”), Landlord demised and leased to Tenant approximately 6,055 rentable square feet on the second floor of Landlord’s building (the “Building”) known as One Newton Executive Park in Newton, Massachusetts.

WHEREAS, the Landlord and Tenant desire to amend the Lease as follows.

NOW THEREFORE, in consideration of the mutual covenants contained herein, the Landlord and Tenant agree that the Lease shall be and hereby is amended in the following respects:

1.	Effective June 1, 2017, Alcresta, Inc. shall no longer be a Tenant under the Lease. Notwithstanding that Alcresta shall remain responsible for all obligations and liabilities of Tenant arising prior to June 1, 2017, Alcresta, Inc. shall have no responsibility for obligations or liabilities of Tenant arising on or after June 1, 2017.

2.	In Article 1.0, “REFERENCE DATA”, the definition of the defined term “Term Expiration Date:” shall be amended to read as follows:

“May 31, 2018”

3.	With respect to the period beginning June 1, 2017, the Annual Base Rent shall be in accordance with the following table:

Period	Annual Base Rent:	Monthly Installment:
June 1, 2017 through May 31, 2018	$254,310.00	$21,192.50

4.	With respect to the period beginning June 1, 2017, the Annual Electricity Charge shall be in accordance with the following schedule:

Period	Annual Electricity Charge:	Monthly Installment of Electricity Charge:
June 1, 2017 through May 31, 2018	$11,196.00	$933.00

5.	Tenant represents and warrants that, with respect to this Amendment, it has not directly or indirectly dealt with any broker other than Colliers International whose commission shall be paid by Landlord pursuant to separate agreement. Tenant agrees to save harmless, indemnify and defend Landlord against any claims for a commission or other fee by any other broker, person or firm with whom the Tenant may have dealt in connection this Amendment.

6.	Except as herein amended, all terms, conditions, covenants, agreements and provisions of the Lease shall remain in full force and effect.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF the parties have hereunto set their hands and seals on the day and year first written above.

NEWTON EXECUTIVE PARK LIMITED PARTNERSHIP		ALLENA PHARMACEUTICALS, INC.

BY:	COMMONWEALTH DEVELOPMENT LLC,	BY	/s/ Edward Wholihan
	GENERAL PARTNER	Name:	Edward Wholihan
		Title:	CFO , duly authorized

By	/s/ James A Magliozzi	ALCRESTA, INC.
James A. Magliozzi, Manager

		BY	/s/ Robert Gallotto
		Name:	Robert Gallotto
		Title:	President , duly authorized